As Filed with the Securities and Exchange Commission on September 17, 2026.
Registration No. 333-
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-3
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933
ONEMAIN HOLDINGS, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	27-3379612
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)
601 N.W. Second Street
Evansville, Indiana 47708
(812) 424-8031
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)
ONEMAIN FINANCE CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Indiana	35-0416090
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)
601 N.W. Second Street
Evansville, Indiana 47708
(812) 424-8031
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)
Lily Fu Claffee
Executive Vice President, Chief Legal Officer and Corporate Secretary
OneMain Holdings, Inc.
601 N.W. Second Street
Evansville, IN 47708
(812) 424-8031
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)
Copy to:
Michael J. Schwartz
Skadden, Arps, Slate, Meagher, & Flom LLP
One Manhattan West
New York, NY, 10001
(212) 735-3000
APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this registration statement as determined by the registrants.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☑
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box: ☑
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box:  ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.
OneMain Holdings, Inc.:

Large accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐	Emerging growth company ☐
OneMain Finance Corporation:

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☑	Smaller reporting company ☐	Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act.
OneMain Holdings, Inc.  ☐
OneMain Finance Corporation  ☐

PROSPECTUS
 ONEMAIN HOLDINGS, INC.
COMMON STOCK
PREFERRED STOCK
DEPOSITARY SHARES
DEBT SECURITIES
(and guarantees thereof)
WARRANTS
STOCK PURCHASE CONTRACTS
AND
STOCK PURCHASE UNITS
ONEMAIN FINANCE CORPORATION
DEBT SECURITIES
(and guarantees thereof)
OneMain Holdings, Inc. (“OMH”) may offer, issue and sell from time to time, together or separately:
•shares of its common stock;
•shares of its preferred stock, which it may issue in one or more series;
•depositary shares representing shares of its preferred stock;
•debt securities, which may be senior, subordinated or junior subordinated debt securities;
•warrants to purchase debt or equity securities;
•stock purchase contracts to purchase shares of its common stock or other securities; and
•stock purchase units, each representing ownership of a stock purchase contract and debt securities, preferred securities or debt obligations of third-parties, including U.S. treasury securities or any combination of the foregoing, securing the holder’s obligation to purchase its common stock or other securities under the stock purchase contracts.
OneMain Finance Corporation, a direct wholly-owned subsidiary of OMH (“OMFC”), may guarantee the principal of, and premium (if any) and interest on, any such debt securities. OMFC may, from time to time, offer and sell debt securities, which may be senior, subordinated or junior subordinated debt securities, and OMH may guarantee the principal of, and premium (if any) and interest on, such debt securities. In this prospectus, we refer to the debt securities and the guarantees thereof, common stock, preferred stock, depositary shares, warrants, stock purchase contracts and stock purchase units of OMH and the debt securities of OMFC and the guarantees thereof registered hereunder collectively as the “securities.”
We will provide the specific terms of these securities in supplements to this prospectus. We may describe the terms of these securities in a term sheet that will precede the prospectus supplement. You should read this prospectus and the accompanying prospectus supplement carefully before you make your investment decision.
THIS PROSPECTUS MAY NOT BE USED TO SELL SECURITIES UNLESS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.
We may offer securities through underwriting syndicates managed or co-managed by one or more underwriters, through agents or directly to purchasers. These securities also may be resold by selling stockholders, whether owned on the date hereof or hereafter. The prospectus supplement for each offering of securities will describe in detail the plan of distribution for that offering and the identities of any selling stockholders. For general information about the distribution of securities offered, please see “Plan of Distribution” in this prospectus.
OMH common stock is listed on the New York Stock Exchange (the “NYSE”) under the trading symbol “OMF.” Each prospectus supplement will indicate if the securities offered thereby will be listed on any securities exchange.
INVESTING IN OUR SECURITIES INVOLVES RISKS. BEFORE BUYING OUR SECURITIES, YOU SHOULD REFER TO THE RISK FACTORS INCLUDED IN OUR PERIODIC REPORTS, IN PROSPECTUS SUPPLEMENTS RELATING TO SPECIFIC OFFERINGS OF SECURITIES AND IN OTHER INFORMATION THAT WE FILE WITH THE SECURITIES AND EXCHANGE COMMISSION. SEE “RISK FACTORS” ON PAGE 7.
NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS OR ANY ACCOMPANYING PROSPECTUS SUPPLEMENT IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
The date of this prospectus is September 17, 2026.

Unless otherwise stated or the context otherwise requires, references in this prospectus to (i) “OMH” refer to OneMain Holdings, Inc. and references to “the Company,” “we,” “our,” and “us” refer to OneMain Holdings, Inc. collectively with its subsidiaries, whether directly or indirectly owned, including OMFC, and (ii) “OMFC” refer to OneMain Finance Corporation, and unless the context otherwise requires, its consolidated subsidiaries.

ABOUT THIS PROSPECTUS
This prospectus is part of an “automatic shelf” registration statement on Form S-3 that we filed with the U.S. Securities and Exchange Commission (the “SEC”) as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”) using “shelf” registration process. Under this automatic shelf registration process, we or any selling stockholders may, from time to time, offer and sell any combination of the securities described in this prospectus, in one or more offerings at an unspecified aggregate initial offering price.
This prospectus provides you with a general description of the securities we or the selling stockholders may offer. Each time we offer to sell securities under this prospectus, we will provide a prospectus supplement containing specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in the prospectus supplement. You should carefully read both this prospectus, any accompanying prospectus supplement and any free writing prospectus prepared by or on behalf of us, together with the additional information described under the headings “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.”
You should only rely on the information contained or incorporated by reference in this prospectus, any accompanying prospectus supplement and any free writing prospectus prepared by or on behalf of us. Neither we nor any selling stockholder have authorized anyone to provide you with different information. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. If anyone provides you with different or inconsistent information, you should not rely on it. Neither we nor any selling stockholder are making an offer to sell or soliciting an offer to buy securities in any jurisdiction where the offer or sale thereof is not permitted.
You should assume that the information appearing in this prospectus, any prospectus supplement or any document incorporated by reference is accurate only as of the date of the applicable documents, regardless of the time of delivery of this prospectus or any sale of securities. Our business, financial condition, results of operations and prospects may have changed since that date.
This prospectus contains summary descriptions of the securities that we or selling stockholders may sell from time to time. These summary descriptions are not meant to be complete descriptions of each security. The particular terms of any security will be described in the related prospectus supplement.
WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains an internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, including us. The SEC’s internet site can be found at www.sec.gov. We make available free of charge most of our SEC filings on the investor relations page of our website at www.omf.com as soon as reasonably practicable after we electronically file these materials with the SEC. You may access these SEC filings on our website. Except for those SEC filings incorporated by reference in this prospectus, none of the other information on our website is part of this prospectus or incorporated by reference into this prospectus or any accompanying prospectus supplement.
This prospectus is part of a registration statement filed on Form S-3 with the SEC under the Securities Act, and the rules and regulations promulgated by the SEC thereunder. This prospectus does not contain all of the information set forth in the registration statement and the exhibits and schedules to the registration statement. For further information concerning us and the securities, you should read the entire registration statement and the additional information described under “Incorporation of Certain Documents by Reference” below. The registration statement has been filed electronically and may be obtained in any manner listed above. Any statements contained herein concerning the provisions of any document are not necessarily complete, and, in each instance, reference is made to the copy of such document filed as an exhibit to the registration statement or otherwise filed with the SEC. Each such statement is qualified in its entirety by such reference.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
The SEC allows us to “incorporate by reference” into this prospectus information that each of OMH and OMFC file with the SEC. This permits us to disclose important information to you by referencing these filed documents. Any information referenced this way is considered to be a part of this prospectus and any information filed by us with the SEC subsequent to the date of this prospectus will automatically be deemed to update and supersede this prospectus. We incorporate by reference into this prospectus and any accompanying prospectus supplement the following documents that OMH and OMFC have already filed with the SEC (other than any portion of such filings that are furnished, rather than filed, under the SEC’s applicable rules):
•Combined Annual Report of OMH and OMFC on Form 10-K for the year ended December 31, 2025, filed with the SEC on February 6, 2026 (“2025 Annual Report on Form 10-K”);
•Combined Quarterly Reports of OMH and OMFC on Form 10-Q for the quarters ended March 31, 2026 and June 30, 2026, filed with the SEC on May 1, 2026 and July 30, 2026, respectively;
•Current Reports of OMH on Form 8-K, filed with the SEC on June 22, 2026, August 7, 2026, and August 20, 2026;
•Current Reports of OMFC on Form 8-K, filed with the SEC on August 7, 2026 and August 20, 2026;
•Those portions of the Definitive Proxy Statement of OMH on Schedule 14A filed with the SEC on April 29, 2026 incorporated by reference in the 2025 Annual Report on Form 10-K; and
•The description of OMH’s common stock set forth in its registration statement on Form 8-A filed with the SEC on October 11, 2013, as updated by Exhibit 4.5 to OMH’s Annual Report on Form 10-K for the year ended December 31, 2019, filed with the SEC on February 14, 2020, and any amendment or report filed for the purpose of updating such description.
We incorporate by reference additional documents that OMH and OMFC may file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), after the date of this prospectus and before the termination of the offering of the securities described in this prospectus (other than any information that has been “furnished” but not “filed” for purposes of the Exchange Act and applicable SEC rules). These documents include our periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as our proxy statements. Any statement made in this prospectus or in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any other subsequently filed document that is also incorporated or deemed to be incorporated by reference in this prospectus modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus. The SEC file number is 001-36129 for OMH and 001-06155 for OMFC.
We will provide without charge, upon written or oral request, a copy to each person to whom this prospectus is delivered of any or all of the documents that are incorporated by reference into this prospectus, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference as an exhibit to the registration statement of which this prospectus forms a part. Requests should be directed to OneMain Holdings, Inc., Attn: Legal Department, 601 N.W. Second Street, Evansville, Indiana 47708 (telephone number: (812) 424-8031).

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
This prospectus contains or incorporates by reference certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are not statements of historical fact, but instead represent only management’s current beliefs regarding future events. By their nature, forward-looking statements are subject to risks, uncertainties, assumptions, and other important factors that may cause actual results, performance, or achievements to differ materially from those expressed in or implied by such forward-looking statements. We caution you not to place undue reliance on these forward-looking statements, which speak only as of the date they were made. We do not undertake any obligation to update or revise these forward-looking statements to reflect events or circumstances after the date of this prospectus or to reflect the occurrence of unanticipated events or the non-occurrence of anticipated events, whether as a result of new information, future developments, or otherwise, except as required by law. Forward-looking statements include, without limitation, statements concerning future plans, objectives, goals, projections, strategies, events, or performance, and underlying assumptions and other statements related thereto. Statements preceded by, followed by or that otherwise include the words “anticipates,” “appears,” “assumes,” “believes,” “can,” “continues,” “could,” “estimates,” “expects,” “forecasts,” “foresees,” “goals,” “intends,” “likely,” “objective,” “plans,” “projects,” “target,” “trend,” “remains,” and similar expressions or future or conditional verbs such as “could,” “may,” “might,” “should,” “will,” or “would” are intended to identify forward-looking statements, but these words are not the exclusive means of identifying forward-looking statements. As set forth more fully under “Part I, Item 1A. Risk Factors” in the most recent combined Annual Report on Form 10-K of OMH and OMFC and any subsequent combined Quarterly Reports on Form 10-Q of OMH and OMFC, each of which is incorporated by reference herein, important factors that could cause actual results, performance, or achievements to differ materially from those expressed in or implied by forward-looking statements include, without limitation, the following:
•adverse changes and volatility in general economic conditions, including the interest rate environment and the financial markets;
•the sufficiency of our allowance for finance receivable losses;
•increased levels of unemployment and personal bankruptcies;
•the current inflationary environment and related trends affecting our customers;
•natural or accidental events such as earthquakes, hurricanes, pandemics, floods, or wildfires affecting our customers, collateral, or our facilities;
•a failure in or breach of our information, operational or security systems, or infrastructure or those of third parties, including as a result of cyber-incidents, war, or other disruptions;
•the adequacy of our credit risk scoring models;
•geopolitical risks, including recent geopolitical actions;
•adverse changes in our ability to attract and retain employees or key executives;
•increased competition or adverse changes in customer responsiveness to our distribution channels or products;
•changes in federal, state, or local laws, regulations, or regulatory policies and practices or increased regulatory scrutiny of our business or industry;
•risks associated with our insurance operations;
•the costs and effects of any actual or alleged violations of any federal, state, or local laws, rules or regulations;

•the costs and effects of any fines, penalties, judgments, decrees, orders, inquiries, investigations, subpoenas, or enforcement or other proceedings of any governmental or quasi-governmental agency or authority;
•our substantial indebtedness and our continued ability to access the capital markets and maintain adequate current sources of funds to satisfy our cash flow requirements;
•our ability to comply with all of our covenants; and
•the effects of any downgrade of our debt ratings by credit rating agencies;
We also direct readers to the other risks and uncertainties discussed in other documents we file with the SEC.
The forward-looking statements made or incorporated by reference in this prospectus relate only to events as of the date on which the statements are made. We do not undertake any obligation to publicly update or review any forward-looking statement except as required by law, whether as a result of new information, future developments or otherwise.
If one or more of these or other risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, our actual results may vary materially from what we may have expressed or implied by these forward-looking statements. You should specifically consider the factors identified or incorporated by reference in this prospectus that could cause actual results to differ before making an investment decision to purchase our securities and should not place undue reliance on any of our forward-looking statements. Furthermore, new risks and uncertainties arise from time to time, and it is impossible for us to predict those events or how they may affect us.

OUR COMPANY
Overview
As one of the nation’s leaders in offering nonprime customers responsible access to credit, we provide loan products to customers through our branch network and the internet. We service the loans that we originate and retain on our balance sheet, as well as loans owned by third parties on their behalf in connection with our whole loan sale program and legacy businesses. In connection with our offerings, our insurance subsidiaries offer our personal loan customers optional credit and non-credit insurance, and other insurance-related products. We also offer BrightWay credit cards through a third-party bank partner from which we purchase the receivable balances.
We strive to meet our customers at their preferred channel and to deliver a seamless customer experience through our digital platforms, distribution partnerships, or working with our expert team members. Our branch network of more than 1,300 locations is staffed by experienced loan specialists. This network is complemented by our digital lending and servicing capabilities, central operations staff and our network of franchise and independent auto dealerships. Together, these resources allow us to operate in 48 states and serve more customers through their preferred channel: in person, digitally, and over the phone.
We believe we are well positioned for future growth with an experienced management team, proven access to the capital markets, and strong demand for consumer credit. At June 30, 2026, we had $25.1 billion of finance receivables due from approximately 3.8 million customer accounts. We also service personal loans for our whole loan sale partners. At June 30, 2026, we had $26.9 billion of managed receivables due from approximately 4.0 million customer accounts.
Our Corporate History and Corporate Information
OMFC is a financial services holding company whose subsidiaries engage in the consumer finance and insurance businesses. OMFC was incorporated in Indiana in 1927 as successor to a business started in 1920. OMH was incorporated in Delaware in 2013. On November 15, 2015, OMH acquired all of the outstanding equity interests of OneMain Financial Holdings, LLC (“OMFH”) for approximately $4.5 billion in cash (the “OneMain Acquisition”). In connection with the OneMain Acquisition, OMH changed its name from Springleaf Holdings, Inc. to OneMain Holdings, Inc. As a result of the OneMain Acquisition, OMFH became a wholly-owned, indirect subsidiary of OMH. Subsequently, in an effort to simplify our legal entity structure, we undertook a series of intercompany equity contributions and mergers, pursuant to which OMFH become a wholly-owned direct subsidiary of OMFC (effective as of June 22, 2018) and OMFC became a wholly-owned direct subsidiary of OMH (on September 20, 2019, but effective for purposes of OMFC’s consolidated financial statements as of July 1, 2019). Effective as of July 1, 2020, OMFC changed its name from Springleaf Finance Corporation to OneMain Finance Corporation.
General
OMH’s common stock is traded on the NYSE under the symbol “OMF.”
OMH is incorporated in Delaware and OMFC is incorporated in Indiana. Our executive offices are located at 601 N.W. Second Street, Evansville, Indiana 47708. Our telephone number is (812) 424-8031. Our website address is www.omf.com. The information on our website is not part of this prospectus and is not incorporated into this prospectus or any accompanying prospectus supplement by reference.

RISK FACTORS
Before you invest in any of our securities, in addition to the other information in this prospectus and any prospectus supplement or other offering materials, you should carefully consider the risk factors in any prospectus supplement as well the risk factors discussed under “Part I, Item 1A. Risk Factors” in the most recent combined Annual Report on Form 10-K of OMH and OMFC and any subsequent combined Quarterly Reports on Form 10-Q of OMH and OMFC, each of which is incorporated by reference into this prospectus and any prospectus supplement, as the same may be amended, supplemented or superseded from time to time by our filings under Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act. These risks could materially and adversely affect our business, operating results, cash flows and financial condition and could result in a partial or complete loss of your investment. See “Incorporation of Certain Documents By Reference” and “Cautionary Statement Regarding Forward-Looking Statements.”

USE OF PROCEEDS
Unless otherwise indicated in the applicable prospectus supplement or other offering material, we intend to use the net proceeds from any sale of securities for general corporate purposes or such other purposes as identified in the applicable prospectus supplement. We may provide additional information on the use of the net proceeds from any sale of securities in an applicable prospectus supplement or other offering materials relating to the securities.
Unless set forth in an accompanying prospectus supplement, we will not receive any proceeds in the event that securities are sold by a selling stockholder. We may pay expenses in connection with sales by selling stockholders.

DESCRIPTION OF DEBT SECURITIES
The following description of the debt securities outlines some of the provisions of the debt securities. This information may not be complete in all respects and is qualified in its entirety by reference to the applicable indenture and its associated documents, including the form of note. Unless otherwise specified in an accompanying prospectus supplement, OMFC’s debt securities will be issued in one or more series under an indenture between OMFC, OMH and Wilmington Trust, National Association, as trustee, dated as of December 3, 2014 (the “OMFC Indenture”), which is filed as an exhibit to the registration statement of which this prospectus forms a part, and OMH’s debt securities will be issued in one or more series under the form of indenture filed as an exhibit to the registration statement of which this prospectus forms a part (the “OMH Indenture,” and together with the OMFC Indenture, the “indentures”). See “Where You Can Find More Information” for information on how to obtain copies of the indentures. The indentures will be qualified under the Trust Indenture Act of 1939 (the “TIA”). The specific terms of any series of debt securities will be described in the applicable prospectus supplement. If so described in a prospectus supplement, the terms of that series of debt securities may differ from the general description of terms presented below and the indenture or form of indenture filed as an exhibit to the registration statement of which this prospectus forms a part.
Please note that, in this section titled “Description of Debt Securities,” references to “the Company,” “we,” “our” and “us” refer either to OMH or OMFC, as the issuer, as applicable, of the applicable series of debt securities and not to any of their respective subsidiaries, unless the context requires otherwise. Unless otherwise specified in the applicable prospectus supplement, the trustee under the indentures will be Wilmington Trust, National Association.
We may offer unsecured debt securities in one or more series which may be senior, subordinated or junior subordinated, and which may be convertible into another security. The aggregate principal amount of debt securities that may be issued under each indenture is unlimited. The prospectus supplement relating to any series of debt securities that we may offer will contain the specific terms of the debt securities. These terms may include the following:
•whether the issuer of the debt securities is OMH or OMFC;
•the title and aggregate principal amount of the debt securities and any limit on the aggregate principal amount;
•whether the debt securities will be senior, subordinated or junior subordinated;
•any applicable subordination provisions for any subordinated debt securities;
•the maturity date(s) or method for determining same;
•the interest rate(s) or the method for determining same;
•the dates on which interest will accrue or the method for determining dates on which interest will accrue and dates on which interest will be payable and whether interest shall be payable in cash or additional securities;
•whether the debt securities are convertible or exchangeable into other securities and any related terms and conditions;
•redemption or early repayment provisions;
•authorized denominations;
•if other than the principal amount, the principal amount of debt securities payable upon acceleration;
•place(s) where payment of principal and interest may be made, where debt securities may be presented and where notices or demands upon the issuer may be made;

•whether such debt securities will be issued in whole or in part in the form of one or more global securities and the date on which the securities are dated if other than the date of original issuance;
•amount of discount or premium, if any, at which such debt securities will be issued;
•whether the indenture will contain any additional covenants, or eliminate or change any covenants described herein, that apply to the debt securities;
•any additions or changes in the defaults and events of default applicable to the particular debt securities being issued;
•the guarantors of each series, if any, and the extent of the guarantees (including provisions relating to seniority, subordination and release of the guarantees), if any;
•the currency, currencies or currency units in which the purchase price for, the principal of and any premium and any interest on, such debt securities will be payable;
•the time period within which, the manner in which and the terms and conditions upon which the holders of the debt securities or the issuer can select the payment currency;
•our obligation or right to redeem, purchase or repay debt securities under a sinking fund, amortization or analogous provision;
•any restriction or conditions on the transferability of the debt securities;
•provisions granting special rights to holders of the debt securities upon occurrence of specified events;
•additions or changes relating to compensation or reimbursement of the trustee of the series of debt securities;
•additions or changes to the provisions for the defeasance of the debt securities or to provisions related to satisfaction and discharge of the indenture;
•provisions relating to the modification of the indenture both with and without the consent of holders of debt securities issued under the indenture and the execution of supplemental indentures for such series; and
•any other terms of the debt securities (which terms shall not be inconsistent with the provisions of the TIA, but may modify, amend, supplement or delete any of the terms of the indenture with respect to such debt securities).
General
We may sell the debt securities, including original issue discount securities, at par or at a discount below their stated principal amount. Unless we inform you otherwise in a prospectus supplement, we may issue additional debt securities of a particular series without the consent of the holders of the debt securities of such series or any other series outstanding at the time of issuance. Any such additional debt securities, together with all other outstanding debt securities of that series, will constitute a single series of securities under the indenture.
We will describe in the applicable prospectus supplement any other special considerations for any debt securities we sell which are denominated in a currency or currency unit other than U.S. dollars. In addition, debt securities may be issued where the amount of principal and/or interest payable is determined by reference to one or more currency exchange rates, commodity prices, equity indices or other factors. Holders of such securities may receive a principal amount or a payment of interest that is greater than or less than the amount of principal or interest otherwise payable on such dates, depending upon the value of the applicable currencies, commodities, equity indices or other factors. Information as to the methods for determining the amount of principal or interest, if any, payable on any date, and the currencies, commodities, equity indices or other factors to which the amount payable on such date would be linked, will be described in the applicable prospectus supplement.

United States federal income tax consequences and special considerations, if any, applicable to any such series will be described in the applicable prospectus supplement. Unless we inform you otherwise in the applicable prospectus supplement, the debt securities will not be listed on any securities exchange.
We expect most debt securities to be issued in fully registered form without coupons and in denominations of $2,000 and any integral multiples of $1,000 in excess thereof. Subject to the limitations provided in the indenture and prospectus supplement, debt securities that are issued in registered form may be transferred or exchanged at the designated corporate trust office of the trustee, without the payment of any service charge, other than any tax or other governmental charge payable in connection therewith.
Guarantees
The debt securities issued by OMH may be guaranteed by certain subsidiaries of OMH, including OMFC. Unless otherwise described in the applicable prospectus supplement, the debt securities issued by OMFC will be fully and unconditionally guaranteed by OMH. These guarantees will be joint and several obligations of the guarantor(s). If a series of debt securities is so guaranteed, an indenture, or a supplemental indenture thereto, will be executed by the guarantor. The obligations of each guarantor under its guarantee will be limited as necessary to prevent that guarantee from constituting a fraudulent conveyance under applicable law. The terms of the guarantee will be set forth in the applicable prospectus supplement.
Certain Covenants
Unless provided otherwise in the applicable prospectus supplement, each indenture provides for the following covenants for the benefit of the holders of all series of debt securities issued thereunder:
SEC Reports and Reports to Holders and the Trustee
The issuer, pursuant to Section 314(a) of the TIA, will be required to file with the trustee within fifteen days after the issuer is required to file the same with the SEC, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may from time to time by rules and regulations prescribe) which the issuer may be required to file with the SEC pursuant to Section 13 or Section 15(d) of the Exchange Act; or, if the issuer is not required to file information, documents or reports pursuant to either of such Sections, then to file with the trustee and the SEC, in accordance with the rules and regulations prescribed from time to time by the SEC, such of the supplementary and periodic information, documents and reports which would be required pursuant to Section 13 of the Exchange Act in respect of a security listed and registered on a national securities exchange as may be prescribed from time to time in such rules and regulations. The issuer, pursuant to Section 314(a) of the TIA, will also be required to file with the trustee and the SEC, in accordance with the rules and regulations prescribed from time to time by the SEC, such additional information, documents and reports with respect to compliance by the issuer with the conditions and covenants provided for in the applicable indenture as may be required from time to time by such rules and regulations. The issuer is also required to deliver to the trustee, within 120 days after the end of the issuer’s fiscal year, a written statement as to the Company’s compliance with all conditions and covenants under the indenture. In addition, the issuer, pursuant to Section 314(a) of the TIA, will be required to transmit to the holders of the debt securities within 30 days after the filing thereof with the trustee, in the manner and to the extent provided in Section 313(c) of the TIA, such summaries of any information, documents and reports required to be filed by the issuer pursuant to the two immediately preceding sentences as may be required by rules and regulations prescribed from time to time by the SEC.
The issuer has also agreed to notify the trustee when and as the notes become admitted to trading on any national securities exchange.
Restrictions on Liens
(a)The issuer will not at any time, directly or indirectly, suffer to exist, and shall not cause, suffer or permit any Subsidiary to create, assume or suffer to exist, any Mortgage of or upon any of its or their properties or assets, real or personal, whether owned at the issue date or thereafter acquired, or of its or upon any income or profit therefrom, without making effective provision, and the issuer covenants that in any such case the issuer will make or cause to be made effective provision, whereby the debt securities shall be secured by such Mortgage equally and ratably with or prior to any and all other obligations and Indebtedness to be secured thereby, so long as any such other obligations and Indebtedness shall be so secured.
(b)Nothing in this covenant shall be construed to prevent the issuer or any Subsidiary from creating, assuming or suffering to exist, and the issuer or any Subsidiary is hereby expressly permitted to create, assume or suffer to exist, without securing the debt securities as hereinabove provided, any Mortgage of the following character:
(1)any Mortgage on any properties or assets of the issuer or any Subsidiary existing on the issue date;
(2)any Mortgage on any properties or assets of the issuer or any Subsidiary, in addition to those otherwise permitted by this subsection (b) of this covenant, securing Indebtedness of the issuer or any Subsidiary and refundings or extensions of any such Mortgage and the Indebtedness secured thereby for amounts not exceeding the principal amount of the Indebtedness so refunded or extended at the time of the refunding or extension thereof and covering only the same property theretofore securing the same; provided that at the time such Indebtedness was initially incurred, the aggregate amount of secured Indebtedness permitted by this paragraph (2), after giving effect to such incurrence, does not exceed 10% of Consolidated Net Tangible Assets, as applicable;
(3)any Mortgage on any property or assets of any Subsidiary to secure Indebtedness owing by it to the issuer or to a Wholly-owned Subsidiary;
(4)any Mortgage on any property or assets of any Subsidiary to secure, in the ordinary course of business, its Indebtedness, if as a matter of practice, prior to the time it became a Subsidiary, it had borrowed on the basis of secured loans or had customarily deposited collateral to secure any or all of its obligations;
(5)any purchase money Mortgage on property, real or personal, acquired or constructed by the issuer or any Subsidiary after the issue date, to secure the purchase price of such property (or to secure Indebtedness incurred for the purpose of financing the acquisition or construction of any such property to be subject to such Mortgage), or Mortgages existing on any such property at the time of acquisition, whether or not assumed, or any Mortgage existing on any property of any corporation at the time it becomes a Subsidiary, or any Mortgage with respect to any property hereafter acquired; provided, however, that the aggregate principal amount of the Indebtedness secured by all such Mortgages on a particular parcel of property shall not exceed 75% of the cost of such property, including the improvements thereon, to the issuer or any such Subsidiary; and provided, further, that any such Mortgage does not spread to other property owned prior to such acquisition or construction or to property thereafter acquired or constructed other than additions to such property;
(6)refinancing, refunding, extension, renewal or replacement (or successive refinancings, refundings, extensions, renewals or replacements) of any Mortgage permitted by this subsection (b) of this covenant (other than pursuant to paragraph (2) hereof) for amounts not exceeding (A) the principal amount of the Indebtedness so refinanced, refunded, extended, renewed or replaced at the time of the refunding or extension thereof, and (B) an amount necessary to pay any fees and expenses, including premiums, related to such refinancing, refunding, extension, renewal or replacement, and covering only the same property theretofore securing the same;
(7)deposits, liens or pledges to enable the issuer or any Subsidiary to exercise any privilege or license, or to secure payments of workmen’s compensation, unemployment insurance, old age pensions or other social security, or to secure the performance of bids, tenders, contracts or leases to which the issuer or any Subsidiary is a party, or to secure public or statutory obligations of the issuer or any Subsidiary, or to secure surety, stay or appeal bonds to which the issuer or any Subsidiary is a party; or other similar deposits, liens or pledges made in the ordinary course of business;

(8)mechanics’, workmen’s, repairmen’s, materialmen’s, or carriers’ liens; or other similar liens arising in the ordinary course of business; or deposits or pledges to obtain the release of any such liens;
(9)liens arising out of judgments or awards against the issuer or any Subsidiary with respect to which the issuer or such Subsidiary shall in good faith be prosecuting an appeal or proceedings for review; or liens incurred by the issuer or any Subsidiary for the purpose of obtaining a stay or discharge in the course of any legal proceeding to which the issuer or such Subsidiary is a party;
(10)liens for taxes not yet subject to penalties for non-payment or contested, or minor survey exceptions, or minor encumbrances, easements or reservations of, or rights of others for, rights of way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real properties, which encumbrances, easements, reservations, rights and restrictions do not in the aggregate materially detract from the value of said properties or materially impair their use in the operation of the business of the issuer or of the Subsidiary owning the same;
(11)other liens, charges and encumbrances incidental to the conduct of its business or the ownership of its property and assets which were not incurred in connection with the borrowing of money or the obtaining of advances or credit, and which do not in the aggregate materially detract from the value of its property and assets or materially impair the use thereof in the operation of its business; and
(12)any Mortgage created by the issuer or any Subsidiary in connection with a transaction intended by the issuer or such Subsidiary to be one or more sales of properties or assets of the issuer or such Subsidiary; provided that such Mortgage shall only apply to the properties or assets involved in such sale or sales, the income from such properties or assets and/or the proceeds of such properties or assets.
(c)If at any time the issuer or any Subsidiary shall create or assume any Mortgage not permitted by subsection (b) of this covenant, to which the covenant in subsection (a) of this covenant is applicable, the issuer shall promptly deliver to the trustee (1) an officers’ certificate stating that the covenant of the issuer contained in subsection (a) of this covenant has been complied with; and (2) an opinion of counsel to the effect that such covenant has been complied with, and that any instruments executed by the issuer in the performance of such covenant comply with the requirements of such covenant.
(d)In the event that the issuer shall hereafter secure the debt securities equally and ratably with (or prior to) any other obligation or Indebtedness pursuant to the provisions of this covenant, the trustee is hereby authorized to enter into an indenture or agreement supplemental hereto and to take such action, if any, as the Company may deem advisable to enable the trustee to enforce effectively the rights of the holders of the debt securities so secured equally and ratably with (or prior to) such other obligation or indebtedness.
Merger and Consolidation
Unless provided otherwise in the applicable prospectus supplement, the issuer may consolidate with, merge with or into, or sell or convey all or substantially all of the issuer’s assets to, any other corporation or entity if:
(a)(i) in the case of a merger, the issuer is the surviving entity in such merger, or (ii) in the case of a merger in which the issuer is not the surviving entity or in the case of a consolidation or a sale or conveyance of assets, the entity into which the issuer is merged or the entity which is formed by such consolidation or which acquires by sale or conveyance all or substantially all of the issuer’s assets shall be a corporation, association, company or business trust organized and existing under the laws of the United States of America or a State thereof and such successor entity shall expressly assume the due and punctual payment of the principal of and any premium and interest on all the debt securities, according to their tenor, and the due and punctual performance and observance of all of the covenants under the applicable indenture and the debt securities to be performed or observed by the issuer by a supplemental indenture in form satisfactory to the trustee, executed and delivered to the trustee by such entity; and

(b)the issuer or such successor entity, as the case may be, shall not, immediately after such merger or consolidation, or such sale or conveyance, be in default in the performance or observance of any such covenant and shall not immediately thereafter have outstanding (or otherwise be liable for) any Indebtedness secured by a Mortgage not expressly permitted by the provisions of the applicable indenture or shall have secured the debt securities thereunder equally and ratably with (or prior to) any Indebtedness secured by any Mortgage not so permitted; and
(c)the issuer shall have delivered to the trustee an officer’s certificate and an opinion of counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with the indenture and an opinion of counsel stating that such supplemental indenture (if any) has been duly authorized, executed and delivered and is a legal, valid and binding agreement enforceable against the successor entity.
Modification and Waiver
Unless provided otherwise in the applicable prospectus supplement, each indenture, the debt securities and the debt security guarantees may be modified or amended with the consent of the holders of a majority in aggregate principal amount of the outstanding debt securities of each series affected by the modification or amendment. However, unless each holder to be affected by the proposed change consents, no modification or amendment may:
•change the Stated Maturity of the principal of, or any installment of principal of, or interest on, any outstanding debt security;
•reduce the principal amount of, or the rate or amount of interest on, or any premium payable with respect to, any debt security;
•change the places or currency of payment of the principal of, or any premium or interest on, any debt security;
•impair the right to sue for the enforcement of any payment of principal of, or any premium or interest on, any debt security on or after the date the payment is due;
•reduce the percentage in aggregate principal amount of outstanding debt securities of any series necessary to:
(a)modify or amend the applicable indenture with respect to that series,
(b)waive any past default or compliance with certain restrictive provisions, or
(c)constitute a quorum or take action at a meeting; or
•otherwise modify the provisions of the indenture concerning modification or amendment or concerning waiver of compliance with certain provisions of, or certain defaults and their consequences under, the indenture, except to:
(a)increase the percentage of outstanding debt securities necessary to modify or amend the indenture or to give the waiver, or
(b)provide that certain other provisions of the applicable indenture cannot be modified or waived without the consent of the holder of each outstanding debt security affected by the modification or waiver.
The holders of a majority in aggregate principal amount of the outstanding debt securities of any series may waive the issuer’s obligation to comply with certain restrictive provisions applicable to the series.

The indenture, the debt securities and the debt security guarantees may be modified or amended without the consent of any holder of outstanding debt securities for any of the following purposes:
•to evidence that another entity is the issuer’s or a guarantor’s successor, as applicable, and has assumed the issuer’s or guarantor’s obligations with respect to the debt securities;
•to add to the issuer’s or a guarantor’s covenants, as applicable, for the benefit of the holders of all or any series of debt securities or to surrender any of the issuer’s or guarantor’s rights or powers under the applicable indenture;
•to add any Events of Default to all or any series of debt securities;
•to delete or modify any Events of Default with respect to all or any series of debt securities and to specify the rights and remedies of the trustee and the holders of such securities in connection therewith;
•to change or eliminate any restrictions on the payment of the principal of, or any premium or interest on, any debt securities, to modify the provisions relating to global debt securities, or to permit the issuance of debt securities in uncertificated form, so long as in any such case the interests of the holders of debt securities are not adversely affected in any material respect;
•to add to, change or eliminate any provision of the applicable indenture in respect of one or more series of debt securities, so long as either:
(a)there is no outstanding debt security of any series entitled to the benefit of the provision; or
(b)the amendment does not apply to any then outstanding debt security;
•to secure any series of the debt securities’;
•to provide for the appointment of a successor trustee with respect to the debt securities of one or more series and to add to or change any of the provisions to facilitate the administration of the trusts under the applicable indenture by more than one trustee;
•to facilitate the satisfaction and discharge, or Legal Defeasance or Covenant Defeasance with respect to the debt securities of any series by the deposit in trust of money and/or Government Obligations;
•to cure any ambiguity, defect, mistake or inconsistency in the applicable indenture, debt security or debt security guarantee; or
•to make any other changes with respect to matters or questions arising under the applicable indenture, or any series of debt security or debt security guarantee so long as the action does not adversely affect the interests of the holders of the debt securities of any series in any material respect.
Satisfaction and Discharge
Unless provided otherwise in the applicable prospectus supplement, each indenture will be discharged and will cease to be of further effect as to all debt securities issued thereunder, when:
(a)either:
(1)all debt securities that have been authenticated, except lost, stolen or destroyed debt securities that have been replaced or paid and debt securities for whose payment money has been deposited in trust and thereafter repaid to the issuer, have been delivered to the trustee for cancellation; or
(2)all debt securities that have not been delivered to the trustee for cancellation have become due and payable by reason of the mailing of a notice of redemption or otherwise or will become due and payable within one year or are to be called for redemption within one year under arrangements satisfactory to the trustee for the giving of notice of redemption by the trustee in the name, and at the expense of the issuer, and the issuer has irrevocably deposited or caused to be deposited with the trustee as trust funds in trust solely for the benefit of the holders, cash in U.S. dollars, Government Obligations, or a combination of cash in U.S. dollars and Government Obligations, in such amounts as will be sufficient without consideration of any reinvestment of interest, to pay and discharge the entire indebtedness on the Notes not delivered to the trustee for cancellation for principal, premium, if any, and accrued interest to the date of maturity or redemption;
(b)the issuer has paid or caused to be paid all sums payable by it under the indenture; and
(c)in the event of a deposit as provided in clause (i)(b) above, the issuer has delivered irrevocable instructions to the trustee under the indenture to apply the deposited money toward the payment of the debt securities at maturity or the redemption date, as the case may be.
In addition, the issuer must deliver an officers’ certificate and an opinion of counsel to the trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.
Defeasance of Certain Covenants
The issuer at any time may terminate all its obligations under the outstanding debt securities of any series and all obligations of any guarantors discharged with respect to their guarantees except for certain obligations, including those respecting the Defeasance Trust (as defined below) and obligations to register the transfer or exchange of the debt securities of the applicable series, to replace mutilated, destroyed, lost or stolen debt securities and to maintain a registrar and paying agent in respect of the debt securities. This is known as “Legal Defeasance.” The issuer at any time may terminate its obligations under the covenants described under “-Limitations on Liens” above and the operation of clause (4) described under “-Events of Default, Notice and Waiver” below. This is known as “Covenant Defeasance.”
The issuer may exercise its Legal Defeasance option notwithstanding its prior exercise of its Covenant Defeasance option. If the issuer exercises its Legal Defeasance option, payment of the debt securities of the applicable series may not be accelerated because of an Event of Default with respect thereto. If the issuer exercises its Covenant Defeasance option, payment of the debt securities of the applicable series may not be accelerated because of an Event of Default specified in clause (4) described under “-Events of Default, Notice and Waiver” below.
In order to exercise either defeasance option, the issuer must irrevocably deposit in trust (the “Defeasance Trust”) with the trustee money or Government Obligations for the payment of principal and interest (if any) on the applicable series of debt securities to redemption or maturity, as the case may be, and must comply with certain other conditions, including (unless the applicable series of debt securities will mature or be redeemed within 30 days) delivering to the trustee an opinion of counsel to the effect that holders will not recognize income, gain or loss for federal income tax purposes as a result of such deposit and defeasance and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been in the case if such deposit and defeasance had not occurred, and, in the case of Legal Defeasance only, such opinion of counsel must be based on a ruling of the Internal Revenue Service or other change in applicable federal income tax law.
Events of Default, Notice and Waiver
Unless provided otherwise in the applicable prospectus supplement, if an Event of Default with respect to a series of debt securities occurs and is continuing, the trustee or the holders of at least 30% in aggregate principal amount of the outstanding debt securities of such series may declare, by notice as provided in the indenture, the principal amount of all the debt securities of that series due and payable immediately. However, in the case of an Event of Default involving certain events in bankruptcy, insolvency or reorganization, acceleration will occur automatically. If all Events of Default with respect to a series of debt securities have been cured or waived, and all amounts due otherwise than because of the acceleration have been paid or deposited with the trustee, the holders of a majority in aggregate principal amount of the outstanding debt securities of such series may rescind the acceleration and its consequences.

The holders of a majority in aggregate principal amount of debt securities of an affected series may waive any past Default with respect to such series of debt securities, and any Event of Default arising from a past default, except in the case of (i) a Default in the payment of the principal of, or any premium or interest on, any debt security; or (ii) a Default in respect of a covenant or provision that cannot be amended or modified without the consent of the holder of each outstanding debt security of an affected series.
“Event of Default,” when used in each indenture with respect to any series of debt securities, means any of the following events:
(a)a default in the payment of any interest payable in respect of any debt security, when such interest becomes due and payable, and continuance of such default for a period of 30 days;
(b)a default in the payment of the principal of and any premium on any debt security when it becomes due and payable at its maturity;
(c)a default in the deposit of any sinking fund payment, when and as due by the terms of a security of that series;
(d)a default by the issuer in the performance or breach of any covenant or warranty under the Indentures, and the continuance of such default or breach for a period of 90 days; and
(e)certain events in bankruptcy, insolvency or reorganization of the issuer.
A Default under clause (d) is not an Event of Default until the trustee or the holders of at least 30% in aggregate principal amount of the outstanding debt securities of the affected series notify the issuer in writing of the Default, and the issuer does not cure the Default within the time specified in such clause after receipt of such notice.
When a Default under clause (d) is cured or remedied within the specified period, it ceases to exist. If an Event of Default (other than an Event of Default with respect to the issuer specified in clause (e) above) occurs and is continuing, the trustee, by written notice to the issuer, or the holders of at least 30% in aggregate principal amount of the outstanding debt securities of the affected series, by written notice to the issuer and the trustee, may declare all unpaid principal of and accrued interest on the debt securities of the affected series then outstanding to be due and payable (the “Default Amount”). Upon a declaration of acceleration, such amount shall be due and payable immediately, subject to certain conditions as described in the indenture.
If an Event of Default with respect to the issuer specified in clause (e) above occurs, the Default Amount shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the trustee or any holder.
Under certain circumstances, the holders of a majority in aggregate principal amount of the debt securities of the affected series then outstanding may rescind an acceleration with respect to the debt securities of the affected series and its consequences.
In case an Event of Default occurs and is continuing, the trustee will be under no obligation to exercise any of the rights or powers under the applicable indenture at the request or direction of any of the holders unless such holders have offered to the trustee indemnity or security satisfactory to it against any loss, liability or expense. Except to enforce the right to receive payment of principal, premium (if any) or interest (if any) when due, no holder may pursue any remedy with respect to the applicable indenture or the debt securities of the affected series unless (i) such holder has previously given the trustee notice that an Event of Default is continuing, (ii) holders of at least 30% in principal amount of the outstanding debt securities of the affected series have requested the trustee to pursue the remedy, (iii) such holders have offered the trustee security or indemnity satisfactory to it against any loss, liability or expense, (iv) the trustee has not complied with such request within 60 days after the receipt of the request and the offer of security or indemnity and (v) the holders of a majority in principal amount of the outstanding debt securities of the affected series have not given the trustee a direction inconsistent with such request within such 60-day period. Subject to certain restrictions, the holders of a majority in principal amount of the outstanding debt securities of the affected series are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or of exercising any trust or power conferred on the trustee. The trustee, however, may refuse to follow any direction that conflicts with law or the applicable indenture or that the trustee determines is unduly prejudicial to the rights of any other holder or that would involve the trustee in personal liability.
If a Default occurs and is continuing and is known to the trustee, the trustee must mail to each holder notice of the Default within 90 days after it occurs. Except in the case of a Default in the payment of principal of or interest on any note, the trustee may withhold notice if and so long as a committee of its trust officers in good faith determines that withholding notice is in the interests of the holders. In addition, the issuer is required to deliver to the trustee, within 120 days after the end of each fiscal year, a certificate indicating whether the signers thereof know of any Default that occurred during the previous year. The issuer is also required to deliver to the trustee, within 30 days after the Company becomes aware of the occurrence thereof, written notice of any event which would constitute a Default.
Certain Definitions
Unless provided otherwise in the applicable prospectus supplement, as used in the indentures and this prospectus, the following definitions apply:
“Consolidated Net Tangible Assets” means the total amount of assets (less depreciation and valuation reserves and other reserves and items deductible from the gross book value of specific asset amounts under generally accepted accounting principles) which under generally accepted accounting principles would be included on a balance sheet of the issuer and its Subsidiaries, after deducting therefrom (i) all liability items except indebtedness (whether incurred, assumed or guaranteed) for borrowed money maturing by its terms more than one year from the date of creation thereof or which is extendible or renewable at the sole option of the obligor in such manner that it may become payable more than one year from the date of creation thereof, shareholder’s equity and reserves for deferred income taxes and (ii) all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other like intangibles, which in each case would be so included on such balance sheet.
“Default” means any event which is, or after notice or passage of time or both would be, an Event of Default.
“Government Obligations,” means (i) direct obligations of the United States of America where the timely payment or payments thereunder are supported by the full faith and credit of the United States of America or (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America where the timely payment or payments thereunder are unconditionally guaranteed as a full faith and credit obligation by the United States of America, and which, in the case of (i) or (ii), are not callable or redeemable at the option of the issuer or issuers thereof, and shall also include a depository receipt issued by a bank or trust company as custodian with respect to any such Government Obligation or a specific payment of interest on or principal of or other amount with respect to any such Government Obligation held by such custodian for the account of the holder of a depository receipt; provided, however, that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the Government Obligation or the specific payment of interest on or principal of or other amount with respect to the Government Obligation evidenced by such depository receipt.
“Indebtedness” means all obligations which in accordance with generally accepted accounting principles would be classified upon a balance sheet as liabilities, including, without limitation, by the enumeration thereof, obligations arising through direct or indirect guarantees (including agreements, contingent or otherwise, to purchase Indebtedness or to purchase property or services for the primary purpose of enabling the payment of Indebtedness or assuring the owner of Indebtedness against loss) or through agreements, contingent or otherwise, to supply or advance funds for the payment or purchase of Indebtedness of others; provided, however, that in determining Indebtedness of any Person, there shall not be included rental obligations under any lease of such Person, whether or not such rental obligations would, under generally accepted accounting principles, be required to be shown on the balance sheet of such Person as a liability item.
“Mortgage” means any mortgage, pledge, lien, security interest, conditional sale or other title retention agreement or other similar encumbrance.

“Person” means any individual, corporation, limited liability company, partnership, joint venture, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.
“Stated Maturity,” when used with respect to any debt security or any installment of principal thereof or any premium or interest thereon, means the fixed date on which the principal of such debt security or such installment of principal or premium or interest is due and payable.
“Subsidiary,” when used with respect to any Person, shall mean (i) any corporation, limited liability company, association or other business entity of which more than 50% of the total voting power of shares of capital stock entitled (without regard to the occurrence of any contingency and after giving effect to any voting agreement or stockholders’ agreement that effectively transfers voting power) to vote in the election of directors, managers or trustees of the corporation, limited liability company, association or other business entity is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and (ii) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are that Person or one or more Subsidiaries of that Person (or any combination thereof).
“Wholly-owned,” when used with reference to a Subsidiary of a Person, shall mean a Subsidiary of which all of the outstanding capital stock (except directors’ qualifying shares) is owned by such Person and/or one or more of such Person’s wholly-owned Subsidiaries.
Global Securities
Unless the issuer informs you otherwise in the applicable prospectus supplement, the debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depositary identified in the applicable prospectus supplement. Global securities will be issued in registered form and in either temporary or definitive form. Unless and until it is exchanged in whole or in part for the individual debt securities, a global security may not be transferred except as a whole by the depositary for such global security to a nominee of such depositary or by a nominee of such depositary to such depositary or to another nominee of such depositary or by such depositary or any such nominee to a successor of such depositary or to a nominee of such successor. The specific terms of the depositary arrangement with respect to any debt securities of a series and the rights of and limitations upon owners of beneficial interests in a global security will be described in the applicable prospectus supplement. With respect to any debt securities held in book-entry form through a depositary, the depositary or its nominee will be the sole registered and legal owner of those debt securities, and references in this prospectus to any “securityholder” or “holder” of those debt securities means only the depositary or its nominee.
Regarding the Trustee
The trustee for the OMFC Indenture is Wilmington Trust, National Association. The trustee for the form of OMH Indenture is Wilmington Trust, National Association. Each trustee is permitted to engage in other transactions with the issuer and its subsidiaries from time to time; provided that if such trustee acquires any conflicting interest they must eliminate such conflict upon the occurrence of an Event of Default, or else resign.
No Personal Liability of Directors, Officers, Employees and Stockholders
No director, officer, employee, incorporator or stockholder, member or limited partner of the issuer or its parent companies shall have any liability for any of its obligations under the debt securities or the applicable indenture or for any claim based on, in respect of, or by reason of such obligations or their creation. Each holder by accepting debt securities waives and releases all such liability. The waiver and release are part of the consideration for issuance of the debt securities.
Governing Law
The indentures, the debt securities and any guarantees thereunder shall be construed in accordance with and governed by the laws of the State of New York.

DESCRIPTION OF CAPITAL STOCK
The following descriptions are summaries of the material terms of OMH’s amended and restated certificate of incorporation, as amended (the “A&R Certificate”) and amended and restated bylaws, as amended (the “A&R Bylaws”). These descriptions contain all information which we consider to be material, but may not contain all of the information that is important to you. To understand them fully, you should read our A&R Certificate and A&R Bylaws, copies of which are filed with the SEC as exhibits to the registration statement of which this prospectus is a part. References in this “Description of the Capital Stock” section to “the Company,” “we,” “us” and “our” are to OMH, and not to any of its subsidiaries.
Please note that, with respect to any of our shares held in book-entry form through The Depository Trust Company or any other share depositary, the depositary or its nominee will be the sole registered and legal owner of those shares, and references in this prospectus to any “stockholder” or “holder” of those shares means only the depositary or its nominee. Persons who hold beneficial interests in our shares through a depositary will not be registered or legal owners of those shares and will not be recognized as such for any purpose. For example, only the depositary or its nominee will be entitled to vote the shares held through it, and any dividends or other distributions to be paid, and any notices to be given, in respect of those shares will be paid or given only to the depositary or its nominee. Owners of beneficial interests in those shares will have to look solely to the depositary with respect to any benefits of share ownership, and any rights they may have with respect to those shares will be governed by the rules of the depositary, which are subject to change from time to time. We have no responsibility for those rules or their application to any interests held through the depositary.
Authorized Capital Stock
Our authorized capital stock consists of:
•2,000,000,000 shares of common stock, par value $0.01 per share; and
•300,000,000 shares of preferred stock, par value $0.01 per share.
As of July 21, 2026, 115,041,469 shares of our common stock were outstanding. All the outstanding shares of our common stock are fully paid and non-assessable. No shares of our preferred stock are outstanding.
The following is a description of the material terms of our A&R Certificate and A&R Bylaws, copies of which have been filed with the SEC.
Common Stock
Each holder of common stock is entitled to one vote for each share of common stock held on all matters submitted to a vote of stockholders, including the election of directors. Our A&R Certificate does not provide for cumulative voting in the election of directors, which means that the holders of a majority of the outstanding shares of common stock can elect all of the directors standing for election, and the holders of the remaining shares are not able to elect any directors.
Subject to any preference rights of holders of any preferred stock that we may issue in the future, holders of our common stock are entitled to receive dividends, if any, declared from time to time by our board of directors out of legally available funds. In the event of our liquidation, dissolution or winding up, the holders of our common stock are entitled to share ratably in all assets remaining after the payment of liabilities, subject to any rights of holders of our preferred stock prior to distribution.
Holders of our common stock have no preemptive, subscription, redemption or conversion rights. Any shares of common stock sold under this prospectus will be validly issued, fully paid and non-assessable upon issuance against full payment of the purchase price for such shares.

Preferred Stock
Our board of directors has the authority, without action by our stockholders, to issue preferred stock and to fix voting powers for each class or series of preferred stock, and to provide that any class or series may be subject to redemption, entitled to receive dividends, entitled to rights upon dissolution, subject to other rights or limitations, or convertible or exchangeable for shares of any other class or classes of capital stock. The rights with respect to a series or class of preferred stock may be greater than the rights attached to our common stock. It is not possible to state the actual effect of the issuance of any shares of our preferred stock on the rights of holders of our common stock until our board of directors determines the specific rights attached to that preferred stock. The effect of issuing preferred stock could include, among other things, one or more of the following:
•restricting dividends in respect of our common stock;
•diluting the voting power of our common stock or providing that holders of preferred stock have the right to vote on matters as a class;
•impairing the liquidation rights of our common stock; or
•delaying or preventing a change of control of us.
Regulations Concerning Change of Control
Certain of the states in which we are licensed to originate loans and the state in which our insurance subsidiaries are domiciled (Texas) have laws or regulations which require regulatory approval for the acquisition of “control” of regulated entities. Under some state laws or regulations applicable to licensing, there exists a presumption of “control” when an acquiring party acquires as little as 10% of the voting securities of a regulated entity or of a company which itself controls (directly or indirectly) a regulated entity (the threshold is 10% under the insurance statutes of Texas). Therefore, any person acquiring 10% or more of our common stock may need the prior approval of some state insurance and/or licensing regulators, or a determination from such regulators that “control” has not been acquired.
Anti-Takeover Effects of Delaware Law, OMH’s A&R Certificate and A&R Bylaws
The following is a summary of certain provisions of our A&R Certificate and A&R Bylaws that may be deemed to have an anti-takeover effect and may delay, deter or prevent a tender offer or takeover attempt that a stockholder might consider to be in its best interest, including those attempts that might result in a premium over the market price for the shares held by stockholders.
Authorized but Unissued Shares
The authorized but unissued shares of our common stock and our preferred stock will be available for future issuance without obtaining stockholder approval. These additional shares may be utilized for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions and employee benefit plans. The existence of authorized but unissued shares of our common stock and preferred stock could render more difficult or discourage an attempt to obtain control over us by means of a proxy contest, tender offer, merger or otherwise.
Delaware Business Combination Statute
We are organized under Delaware law. Some provisions of Delaware law may delay or prevent a transaction that would cause a change in our control.
Our A&R Certificate provides that Section 203 of the Delaware General Corporation Law, as amended (the “DGCL”), an anti-takeover law, will not apply to us; however, our A&R Certificate contains similar provisions providing that we may not engage in certain “business combinations” with any “interested stockholder” for a three-year period following the time that the stockholder became an interested stockholder, unless:
•prior to such time, our board of directors approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;
•upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of our outstanding voting stock at the time the transaction commenced, excluding certain shares; or
•at or subsequent to that time, the business combination is approved by our board of directors and authorized at an annual or special meeting of stockholders and not by written consent by the affirmative vote of holders of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.
Generally, a “business combination” includes a merger, asset or stock sale or other transaction resulting in a financial benefit to the interested stockholder. Subject to certain exceptions, an “interested stockholder” is a person who, together with that person’s affiliates and associates, owns, or within the previous three years owned, 15% or more of our voting stock.
Under certain circumstances, this provision will make it more difficult for a person who would be an “interested stockholder” to effect various business combinations with a corporation for a three-year period. This provision may encourage companies interested in acquiring our company to negotiate in advance with our board of directors because the stockholder approval requirement would be avoided if our board of directors approves either the business combination or the transaction which results in the stockholder becoming an interested stockholder. These provisions also may have the effect of preventing changes in our board of directors and may make it more difficult to accomplish transactions which stockholders may otherwise deem to be in their best interests.
Our A&R Certificate provides that the Acquisition Entity and certain of its affiliates, and any group as to which such persons are a party or any transferee of any such person or group of persons, will not constitute “interested stockholders” for purposes of this provision.
Other Provisions of Our A&R Certificate and A&R Bylaws
Our A&R Certificate provides for a staggered board of directors consisting of three classes of directors. Directors of each class are chosen for three-year terms upon the expiration of their current terms and each year one class of our directors will be elected by our stockholders. The terms of the first, second and third classes will expire in 2029, 2027, and 2028, respectively. There is no cumulative voting in the election of directors. This classified board provision could have the effect of making the replacement of incumbent directors more time consuming and difficult. At least two annual meetings of stockholders, instead of one, will generally be required to effect a change in a majority of our board of directors. Thus, the classified board provision could increase the likelihood that incumbent directors will retain their positions. The staggered terms of directors may delay, defer, or prevent a tender offer or an attempt to change control of us, even though a tender offer or change in control might be believed by our stockholders to be in their best interest. In addition, our A&R Certificate and A&R Bylaws provide that directors may be removed only for cause and only with the affirmative vote of at least 80% of the voting interest of stockholders entitled to vote. Pursuant to our A&R Certificate, shares of our preferred stock may be issued from time to time, and the board of directors is authorized to determine and alter all rights, preferences, privileges, qualifications, limitations and restrictions without limitation. See “-Preferred Stock.”
Ability of our Stockholders to Act
Our A&R Certificate and A&R Bylaws do not permit our stockholders to call special stockholders meetings. Under our A&R Certificate and A&R Bylaws, any action required or permitted to be taken at a meeting of our stockholders may be taken without a meeting by the unanimous written consent of our stockholders entitled to vote thereon.

Our A&R Bylaws provide that nominations of persons for election to our board of directors may be made at any annual meeting of our stockholders, or at any special meeting of our stockholders called for the purpose of electing directors, (a) by or at the direction of our board of directors or (b) by any of our stockholders. In addition to any other applicable requirements, for a nomination to be properly brought by a stockholder, such stockholder must have given timely notice thereof in proper written form to the Secretary of the Company. To be timely, a stockholder’s notice must be delivered to or mailed and received at our principal executive offices (a) in the case of an annual meeting of stockholders, not less than 90 days nor more than 120 days prior to the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that in the event that the annual meeting is called for a date that is not within 30 days before or after such anniversary date, notice by a stockholder in order to be timely must be so received not later than the close of business on the tenth day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure of the date of the annual meeting was made, whichever first occurs; and (b) in the case of a special meeting of our stockholders called for the purpose of electing directors, not later than the close of business on the tenth day following the day on which notice of the date of the special meeting was mailed or public disclosure of the date of the special meeting was made, whichever first occurs.
Our A&R Bylaws provide that no business may be transacted at any annual meeting of our stockholders, other than business that is either (a) specified in the notice of meeting given by or at the direction of our board of directors, (b) otherwise properly brought before the annual meeting by or at the direction of our board of directors, or (c) otherwise properly brought by any of our stockholders. In addition to any other applicable requirements, for business to be properly brought before an annual meeting by a stockholder, such stockholder must have given timely notice thereof in proper written form to our Secretary. To be timely, a stockholder’s notice must be delivered to or mailed and received at our principal executive offices not less than 90 days nor more than 120 days prior to the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that in the event that the annual meeting is called for a date that is not within 30 days before or after such anniversary date, notice by a stockholder in order to be timely must be so received not later than the close of business on the tenth day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure of the date of the annual meeting was made, whichever first occurs.
Forum Selection Clause
Our A&R Certificate provides that, unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware will be the sole and exclusive forum for (i) any derivative action or proceeding brought on our behalf, (ii) any action asserting a claim of breach of a fiduciary duty owed by any of our directors or officers to us or our stockholders, (iii) any action asserting a claim against us arising pursuant to any provision of the DGCL, our A&R Certificate or A&R Bylaws or (iv) any action asserting a claim against us governed by the internal affairs doctrine, in each such case subject to said Court of Chancery having jurisdiction over any such action or proceeding. In the event that the Court of Chancery lacks jurisdiction over any such action or proceeding, our A&R Certificate provides that the sole and exclusive forum for such action or proceeding will be another state or federal court located within the State of Delaware. Our A&R Certificate further provides that any person or entity purchasing or otherwise acquiring any interest in shares of our capital stock is deemed to have notice of and consented to the foregoing provision.
Limitations on Liability and Indemnification of Directors and Officers
Our A&R Certificate provides that our directors and officers shall not be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director or officer, except for the following (to the extent such exemption is not permitted under the DGCL, as amended from time to time):
•any breach of the director’s or officer’s duty of loyalty to us or our stockholders;
•a director or officer for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;
•liability of a director under Section 174 of the DGCL;

•any transaction from which the director or officer derived an improper personal benefit; or
•an officer in any action by or in the right of the corporation.
Our A&R Certificate and A&R Bylaws provide that we must indemnify our directors and officers to the fullest extent authorized or permitted by law. Except for proceedings to enforce rights to indemnification, we are not obligated to indemnify any director or officer (or his or her heirs, executors or personal or legal representatives) in connection with a proceeding (or part thereof) initiated by such person unless such proceeding (or part thereof) was authorized or consented to by the Board of Directors. We are also expressly authorized to advance certain expenses (including attorneys’ fees and disbursements and court costs) to our directors and officers and carry directors’ and officers’ insurance. We believe that these indemnification provisions and insurance are useful to attract and retain qualified directors and executive officers.
In addition, we have entered into separate indemnification agreements with certain of our directors and executive officers, which provide contractual indemnification rights in addition to those provided by our A&R Certificate and A&R Bylaws. The indemnification agreements require us, among other things, to indemnify our directors and officers against (i) any and all liabilities, expenses, damages, judgments, fines, penalties, ERISA excise taxes and amounts paid in settlement of any claim with our approval and counsel fees and disbursements, (ii) any liability pursuant to a loan guaranty, or otherwise, for any of our indebtedness, and (iii) any liabilities incurred as a result of acting on our behalf (as a fiduciary or otherwise) in connection with an employee benefit plan. The indemnification agreements provide for the advancement or payment of all expenses to the indemnitee and for reimbursement to us if it is found that such indemnitee is not entitled to such indemnification under applicable law. These provisions and agreements may have the practical effect in some cases of eliminating our stockholders’ ability to collect monetary damages from our directors and executive officers.
Corporate Opportunity
Under our A&R Certificate, to the extent permitted by law:
•The Acquisition Entity and its affiliates have the right to and have no duty to abstain from, exercising such right to, engage or invest in the same or similar business as us, do business with any of our clients, customers or vendors or employ or otherwise engage any of our officers, directors or employees;
•if the Acquisition Entity or any of its affiliates or any of their officers, directors or employees acquire knowledge of a potential transaction that could be a corporate opportunity, they have no duty to offer such corporate opportunity to us, our stockholders or affiliates;
•we have renounced any interest or expectancy in, or in being offered an opportunity to participate in, such corporate opportunities; and
in the event that any of our directors and officers who is also a director, officer, or employee of the Acquisition Entity or any of its affiliates acquires knowledge of a corporate opportunity or is offered a corporate opportunity; provided that this knowledge was not acquired solely in such person’s capacity as our director or officer and such person acted in good faith, then such person is deemed to have fully satisfied such person’s fiduciary duty and is not liable to us if the Acquisition Entity or any of its affiliates pursues or acquires such corporate opportunity or if such person did not present the corporate opportunity to us.
Transfer Agent
The registrar and transfer agent for our common stock is Equiniti Trust Company LLC (formerly American Stock Transfer & Trust Company, LLC).
Listing
Our common stock is listed on the NYSE under the symbol “OMF.”

DESCRIPTION OF DEPOSITARY SHARES
We may issue depositary receipts representing interests in shares of particular series of preferred stock which are called depositary shares. We will deposit the preferred stock of a series which is the subject of depositary shares with a depositary, which will hold that preferred stock for the benefit of the holders of the depositary shares, in accordance with a deposit agreement between the depositary and us. The holders of depositary shares will be entitled to all the rights and preferences of the preferred stock to which the depositary shares relate, including dividend, voting, conversion, redemption and liquidation rights, to the extent of their interests in that preferred stock. References in this “Description of Depositary Shares” section to “the Company,” “we,” “us” and “our” are to OMH, and not to any of its subsidiaries.
While the deposit agreement relating to a particular series of preferred stock may have provisions applicable solely to that series of preferred stock, all deposit agreements relating to preferred stock we issue will include the following provisions:
Dividends and Other Distributions
Each time we pay a cash dividend or make any other type of cash distribution with regard to preferred stock of a series, the depositary will distribute to the holder of record of each depositary share relating to that series of preferred stock an amount equal to the dividend or other distribution per depositary share the depositary receives. If there is a distribution of property other than cash, the depositary either will distribute the property to the holders of depositary shares in proportion to the depositary shares held by each of them, or the depositary will, if we approve, sell the property and distribute the net proceeds to the holders of the depositary shares in proportion to the depositary shares held by them.
Withdrawal of Preferred Stock
A holder of depositary shares will be entitled to receive, upon surrender of depositary receipts representing depositary shares, the number of whole or fractional shares of the applicable series of preferred stock, and any money or other property, to which the depositary shares relate.
Redemption of Depositary Shares
Whenever we redeem shares of preferred stock held by a depositary, the depositary will be required to redeem, on the same redemption date, depositary shares constituting, in total, the number of shares of preferred stock held by the depositary which we redeem, subject to the depositary’s receiving the redemption price of those shares of preferred stock. If fewer than all the depositary shares relating to a series are to be redeemed, the depositary shares to be redeemed will be selected by lot or by another method we determine to be equitable.
Voting
Any time we send a notice of meeting or other materials relating to a meeting to the holders of a series of preferred stock to which depositary shares relate, we will provide the depositary with sufficient copies of those materials so they can be sent to all holders of record of the applicable depositary shares, and the depositary will send those materials to the holders of record of the depositary shares on the record date for the meeting. The depositary will solicit voting instructions from holders of depositary shares and will vote or not vote the preferred stock to which the depositary shares relate in accordance with those instructions.
Liquidation Preference
In the event of our liquidation, dissolution or winding up, the holder of each depositary share will be entitled to what the holder of the depositary share would have received if the holder had owned the number of shares (or fraction of a share) of preferred stock which is represented by the depositary share.

Conversion
If shares of a series of preferred stock are convertible into common stock or other of our securities or property, holders of depositary shares relating to that series of preferred stock will, if they surrender depositary receipts representing depositary shares and appropriate instructions to convert them, receive the shares of common stock or other securities or property into which the number of shares (or fractions of shares) of preferred stock to which the depositary shares relate could at the time be converted.
Amendment and Termination of a Deposit Agreement
We and the depositary may amend a deposit agreement, except that an amendment which materially and adversely affects the rights of holders of depositary shares, or would be materially and adversely inconsistent with the rights granted to the holders of the preferred stock to which they relate, must be approved by holders of at least two-thirds of the outstanding depositary shares. No amendment will impair the right of a holder of depositary shares to surrender the depositary receipts evidencing those depositary shares and receive the preferred stock to which they relate, except as required to comply with law. We may terminate a deposit agreement with the consent of holders of a majority of the depositary shares to which it relates. Upon termination of a deposit agreement, the depositary will make the whole or fractional shares of preferred stock to which the depositary shares issued under the deposit agreement relate available to the holders of those depositary shares. A deposit agreement will automatically terminate if:
•all outstanding depositary shares to which it relates have been redeemed or converted; or
•the depositary has made a final distribution to the holders of the depositary shares issued under the deposit agreement upon our liquidation, dissolution or winding up.
Miscellaneous
There will be provisions: (1) requiring the depositary to forward to holders of record of depositary shares any reports or communications from us which the depositary receives with respect to the preferred stock to which the depositary shares relate; (2) regarding compensation of the depositary; (3) regarding resignation of the depositary; (4) limiting our liability and the liability of the depositary under the deposit agreement (usually to failure to act in good faith, gross negligence or willful misconduct); and (5) indemnifying the depositary against certain possible liabilities.

DESCRIPTION OF WARRANTS
We may issue warrants to purchase debt or equity securities. We may issue warrants independently or together with any offered securities. The warrants may be attached to or separate from those offered securities. We will issue the warrants under warrant agreements to be entered into between us and a bank or trust company, as warrant agent, all as described in the applicable prospectus supplement. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. References in this “Description of the Warrants” section to “the Company,” “we,” “us” and “our” are to OMH, and not to any of its subsidiaries.
The prospectus supplement relating to any warrants that we may offer will contain the specific terms of the warrants. These terms may include the following:
•the title of the warrants;
•the designation, amount and terms of the securities for which the warrants are exercisable;
•the designation and terms of the other securities, if any, with which the warrants are to be issued and the number of warrants issued with each other security;
•the price or prices at which the warrants will be issued;
•the aggregate number of warrants;
•any provisions for adjustment of the number or amount of securities receivable upon exercise of the warrants or the exercise price of the warrants;
•the price or prices at which the securities purchasable upon exercise of the warrants may be purchased;
•if applicable, the date on and after which the warrants and the securities purchasable upon exercise of the warrants will be separately transferable;
•if applicable, a discussion of the material U.S. federal income tax considerations applicable to the exercise of the warrants;
•any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants;
•the date on which the right to exercise the warrants will commence, and the date on which the right will expire;
•the maximum or minimum number of warrants that may be exercised at any time; and
•information with respect to book-entry procedures, if any.
Exercise of Warrants
Each warrant will entitle the holder of warrants to purchase for cash the amount of debt or equity securities, at the exercise price stated or determinable in the prospectus supplement for the warrants. Warrants may be exercised at any time up to the close of business on the expiration date shown in the applicable prospectus supplement, unless otherwise specified in such prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void. Warrants may be exercised as described in the applicable prospectus supplement. When the warrant holder makes the payment and properly completes and signs the warrant certificate at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement, we will, as soon as possible, forward the debt or equity securities that the warrant holder has purchased. If the warrant holder exercises the warrant for less than all of the warrants represented by the warrant certificate, we will issue a new warrant certificate for the remaining warrants.

DESCRIPTION OF STOCK PURCHASE CONTRACTS AND STOCK PURCHASE UNITS
We may issue stock purchase contracts, including contracts obligating holders to purchase from or sell to us, and obligating us to sell to or purchase from the holders, a specified number of shares of common stock or other securities at a future date or dates, which we refer to in this prospectus as stock purchase contracts. The price per share of the securities and the number of shares of the securities may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula set forth in the stock purchase contracts, and may be subject to adjustment under anti-dilution formulas. The stock purchase contracts may be issued separately or as part of units consisting of a stock purchase contract and debt securities, preferred securities or debt obligations of third parties, including U.S. treasury securities, any other securities described in the applicable prospectus supplement or any combination of the foregoing, securing the holders’ obligations to purchase the securities under the stock purchase contracts, which we refer to herein as stock purchase units. The stock purchase contracts may require holders to secure their obligations under the stock purchase contracts in a specified manner. The stock purchase contracts also may require us to make periodic payments to the holders of the stock purchase contracts or the stock purchase units, as the case may be, or vice versa, and those payments may be unsecured or pre-funded in whole or in part. References in this “Description of Stock Purchase Contracts and Stock Purchase Units” section to “the Company,” “we,” “us” and “our” are to OMH, and not to any of its subsidiaries.
The applicable prospectus supplement will describe the terms of the stock purchase contracts or stock purchase units. This description is not complete and the description in the prospectus supplement will not necessarily be complete, and reference is made to the stock purchase contracts, and, if applicable, collateral or depositary arrangements relating to the stock purchase contracts or stock purchase units, which will be filed with the SEC each time we issue stock purchase contracts or stock purchase units. If any particular terms of the stock purchase contracts or stock purchase units described in the prospectus supplement differ from any of the terms described herein, then the terms described herein will be deemed superseded by that prospectus supplement. Material United States federal income tax considerations applicable to the stock purchase units and the stock purchase contracts will also be discussed in the applicable prospectus supplement.

SELLING STOCKHOLDERS
Information about selling stockholders, when applicable, will be set forth in a prospectus supplement, in a post-effective amendment or in filings we make with the SEC under the Exchange Act which are incorporated by reference into this prospectus.

PLAN OF DISTRIBUTION
We or the selling stockholders may sell the securities offered by this prospectus from time to time in one or more transactions, including without limitation:
•directly to one or more purchasers;
•through agents;
•to or through underwriters, brokers or dealers; or
•through a combination of any of these methods.
A distribution of the securities offered by this prospectus may also be effected through the issuance of derivative securities, including, without limitation, warrants, subscriptions, exchangeable securities, forward delivery contracts and the writing of options.
In addition, the manner in which we may sell some or all of the securities covered by this prospectus includes, without limitation, through:
•a block trade in which a broker-dealer will attempt to sell as agent, but may position or resell a portion of the block, as principal, in order to facilitate the transaction;
•purchases by a broker-dealer, as principal, and resale by the broker-dealer for its account;
•ordinary brokerage transactions and transactions in which a broker solicits purchasers; or
•privately negotiated transactions.
We may also enter into hedging transactions. For example, we may:
•enter into transactions with a broker-dealer or affiliate thereof in connection with which such broker-dealer or affiliate will engage in short sales of the common stock pursuant to this prospectus, in which case such broker-dealer or affiliate may use shares of common stock received from us to close out its short positions;
•sell securities short and redeliver such shares to close out our short positions;
•enter into option or other types of transactions that require us to deliver common stock to a broker-dealer or an affiliate thereof, who will then resell or transfer the common stock under this prospectus; or
•loan or pledge the common stock to a broker-dealer or an affiliate thereof, who may sell the loaned shares or, in an event of default in the case of a pledge, sell the pledged shares pursuant to this prospectus.
In addition, we may enter into derivative or hedging transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. In connection with such a transaction, the third parties may sell securities covered by and pursuant to this prospectus and an applicable prospectus supplement. If so, the third party may use securities borrowed from us or others to settle such sales and may use securities received from us to close out any related short positions. We may also loan or pledge securities covered by this prospectus and an applicable prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and the applicable prospectus supplement, as the case may be.
A prospectus supplement with respect to each offering of securities will state the terms of the offering of the securities, including:
•the name or names of any underwriters or agents and the amounts of securities underwritten or purchased by each of them, if any, and any obligations in relation thereto;

•the public offering price or purchase price of the securities and the net proceeds to be received by us from the sale;
•any delayed delivery arrangements;
•any underwriting discounts or agency fees and other items constituting underwriters’ or agents’ compensation;
•any discounts or concessions allowed or reallowed or paid to dealers; and
•any securities exchange or markets on which the securities may be listed.
The offer and sale of the securities described in this prospectus by us, the underwriters or the third parties described above may be effected from time to time in one or more transactions, including privately negotiated transactions, either:
•at a fixed price or prices, which may be changed;
•at market prices prevailing at the time of sale;
•at prices related to the prevailing market prices; or
•at negotiated prices.
In addition to selling its common stock under this prospectus, a selling stockholder may:
•transfer its common stock in other ways not involving market maker or established trading markets, including directly by gift, distribution, or other transfer;
•sell its common stock under Rule 144 or Rule 145 of the Securities Act rather than under this prospectus, if the transaction meets the requirement of Rule 144 or Rule 145; or
•sell its common stock by any other legally available means.
General
Any public offering price and any discounts, commissions, concessions or other items constituting compensation allowed or reallowed or paid to underwriters, dealers, agents or remarketing firms may be changed from time to time. Underwriters, dealers, agents and remarketing firms that participate in the distribution of the offered securities may be “underwriters” as defined in the Securities Act. Any discounts or commissions they receive from us and any profits they receive on the resale of the offered securities may be treated as underwriting discounts and commissions under the Securities Act. We will identify any underwriters, agents or dealers and describe their commissions, fees or discounts in the applicable prospectus supplement.
Underwriters and Agents
If underwriters are used in a sale, they will acquire the offered securities for their own account. The underwriters may resell the offered securities in one or more transactions, including negotiated transactions. These sales may be made at a fixed public offering price or prices, which may be changed, at market prices prevailing at the time of the sale, at prices related to such prevailing market price or at negotiated prices. We may offer the securities to the public through an underwriting syndicate or through a single underwriter. The underwriters in any particular offering will be mentioned in the applicable prospectus supplement.
Unless otherwise specified in connection with any particular offering of securities, the obligations of the underwriters to purchase the offered securities will be subject to certain conditions contained in an underwriting agreement that we will enter into with the underwriters at the time of the sale to them. The underwriters will be obligated to purchase all of the securities of the series offered if any of the securities are purchased, unless otherwise specified in connection with any particular offering of securities. Any initial offering price and any discounts or concessions allowed, reallowed or paid to dealers may be changed from time to time.
We may designate agents to sell the offered securities. Unless otherwise specified in connection with any particular offering of securities, the agents will agree to use their best efforts to solicit purchases for the period of their appointment. We may also sell the offered securities to one or more remarketing firms, acting as principals for their own accounts or as agents for us. These firms will remarket the offered securities upon purchasing them in accordance with a redemption or repayment pursuant to the terms of the offered securities. A prospectus supplement will identify any remarketing firm and will describe the terms of its agreement, if any, with us and its compensation.
In connection with offerings made through underwriters or agents, we may enter into agreements with such underwriters or agents pursuant to which we receive our outstanding securities in consideration for the securities being offered to the public for cash. In connection with these arrangements, the underwriters or agents may also sell securities covered by this prospectus to hedge their positions in these outstanding securities, including in short sale transactions. If so, the underwriters or agents may use the securities received from us under these arrangements to close out any related open borrowings of securities.
Dealers
We may sell the offered securities to dealers as principals. We may negotiate and pay dealers’ commissions, discounts or concessions for their services. The dealer may then resell such securities to the public either at varying prices to be determined by the dealer or at a fixed offering price agreed to with us at the time of resale. Dealers engaged by us may allow other dealers to participate in resales. If we offer securities through dealers, the applicable prospectus supplement will specify any commissions or discounts offered to such dealers.
Direct Sales
We may choose to sell the offered securities directly. In this case, no underwriters or agents would be involved.
Institutional Purchasers
We may authorize agents, dealers or underwriters to solicit certain institutional investors to purchase offered securities on a delayed delivery basis pursuant to delayed delivery contracts providing for payment and delivery on a specified future date. The applicable prospectus supplement will provide the details of any such arrangement, including the offering price and commissions payable on the solicitations.
We will enter into such delayed contracts only with institutional purchasers that we approve. These institutions may include commercial and savings banks, insurance companies, pension funds, investment companies and educational and charitable institutions.
Indemnification; Other Relationships
We may have agreements with agents, underwriters, dealers and remarketing firms to indemnify them against certain civil liabilities, including liabilities under the Securities Act. Agents, underwriters, dealers and remarketing firms, and their affiliates, may engage in transactions with, or perform services for, us in the ordinary course of business. This includes commercial banking and investment banking transactions.
Market-Making, Stabilization and Other Transactions
There is currently no market for any of the offered securities, other than our common stock, which is listed on the NYSE. If the offered securities are traded after their initial issuance, they may trade at a discount from their initial offering price, depending upon prevailing interest rates, the market for similar securities and other factors. While it is possible that an underwriter could inform us that it intends to make a market in the offered securities, such underwriter would not be obligated to do so, and any such market-making could be discontinued at any time without notice. Therefore, no assurance can be given as to whether an active trading market will develop for the offered securities. We have no current plans for listing of the debt securities, preferred stock or warrants on any securities exchange; any such listing with respect to any particular debt securities, preferred stock or warrants will be described in the applicable prospectus supplement.
In connection with any offering of common stock, the underwriters may purchase and sell shares of common stock in the open market. These transactions may include short sales, syndicate covering transactions and stabilizing transactions. Short sales involve syndicate sales of common stock in excess of the number of shares to be purchased by the underwriters in the offering, which creates a syndicate short position. “Covered” short sales are sales of shares made in an amount up to the number of shares represented by the underwriters’ over-allotment option. In determining the source of shares to close out the covered syndicate short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the over-allotment option. Transactions to close out the covered syndicate short involve either purchases of the common stock in the open market after the distribution has been completed or the exercise of the over-allotment option. The underwriters may also make “naked” short sales of shares in excess of the over-allotment option. The underwriters must close out any naked short position by purchasing shares of common stock in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the shares in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of bids for or purchases of shares in the open market while the offering is in progress for the purpose of pegging, fixing or maintaining the price of the securities.
In connection with any offering, the underwriters may also engage in penalty bids. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the securities to be higher than it would be in the absence of the transactions. The underwriters may, if they commence these transactions, discontinue them at any time.

LEGAL MATTERS
Unless otherwise indicated in the applicable prospectus supplement, certain legal matters will be passed upon for us by Skadden, Arps, Slate, Meagher & Flom LLP, New York, NY. In addition, certain legal matters will be passed upon for OMFC by Jeffrey M. Gershon, Esq., Associate General Counsel of OMFC.

EXPERTS
The OneMain Holdings, Inc. financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to OneMain Holdings, Inc.’s and OneMain Finance Corporation’s combined Annual Report on Form 10-K for the year ended December 31, 2025 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.
The OneMain Finance Corporation financial statements incorporated in this prospectus by reference to OneMain Holdings, Inc.’s and OneMain Finance Corporation’s combined Annual Report on Form 10-K for the year ended December 31, 2025 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
ITEM 14.   OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.
The following table sets forth the estimated costs and expenses, other than underwriting discounts and commissions payable by us or any selling stockholders, to be incurred by the registrants in connection with the sale or distribution of securities registered under this registration statement:

Securities and Exchange Commission Registration Fee	$—	*
Trustee Fees and Expenses	—	**
Transfer Agent Fees and Expenses	—	**
Printing and Engraving Fees and Expenses	—	**
Accounting Fees and Expenses	—	**
Legal Fees and Expenses	—	**
Miscellaneous	—	**
Total	$—	**
__________________
*To be deferred pursuant to Rule 456(b) of the Securities Act, and calculated in connection with an offering of securities under this registration statement pursuant to Rule 457(r) of the Securities Act.
**    These fees cannot be estimated at this time, as they are calculated based on the securities offered and the number of issuances. An estimate of the aggregate expenses in connection with the issuance, sale and distribution of the securities being offered will be included in any applicable prospectus supplement.
ITEM 15.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.
OMH
Section 102(b)(7) of the DGCL, as amended, permits a Delaware corporation to include a provision in its certificate of incorporation eliminating or limiting the personal liability of a director or officer to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director or officer; provided that such provision shall not eliminate or limit the liability of (i) a director or officer for any breach of his or her duty of loyalty to the corporation or its stockholders, (ii) a director or officer for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) a director under Section 174 of the DGCL, (iv) a director or officer for any transaction from which he or she derived an improper personal benefit, or (v) an officer in any action by or in the right of the corporation. For purposes of Section 102(b)(7) of the DGCL, an “officer” means only a person who at the time of an act or omission as to which liability is asserted is deemed to have consented to service by the delivery of process to the registered agent of the corporation pursuant to Section 3114(b) of Title 10 of the Delaware Code (treating residents of Delaware as if they were nonresidents for this purpose).
Section 145(a) of the DGCL provides, among other things, that a corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the corporation’s request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. Under Section 145(b) of the DGCL, a corporation may also indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation; provided that such person shall not have been adjudged to be liable to the corporation (unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper).
Section 145(c) of the DGCL also provides, among other things, that, when a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section 145(a) and Section 145(b) of the DGCL, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.
Section 145(e) of the DGCL provides, among other things, that a corporation may advance expenses (including attorneys’ fees) incurred by an officer or director of the corporation in defending any civil, criminal, administrative or investigative action, suit or proceeding, upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in Section 145 of the DGCL.
Section 174 of the DGCL provides, among other things, that a director who willfully and negligently approves of an unlawful payment of dividends or an unlawful stock purchase or redemption may be held jointly and severally liable to the corporation, and to its creditors in the event of its dissolution or insolvency, for such action. A director who was either absent when the unlawful actions were approved or dissented from the act or resolution by which the same was done may be exonerated from such liability by causing his or her dissent to be entered on the books containing the minutes of the proceedings of the directors at the time the same was done or immediately after such director has notice of the same.
OMH’s A&R Certificate provides that its directors and officers shall not be personally liable to it or its stockholders for monetary damages for breach of fiduciary duty as a director or officer, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL as the same exists or may hereafter be amended. Under Section 102(b)(7) of the DGCL, such a provision may not eliminate or limit liability for the following: any breach of the director’s or officer’s duty of loyalty to it or its stockholders; acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; liability of a director under Section 174 of the DGCL; any transaction from which the director or officer derived an improper personal benefit; or any action by or in the right of the corporation, in the case of an officer. Our A&R Certificate and A&R Bylaws provide that we must indemnify our directors and officers to the fullest extent authorized or permitted by law. Except for proceedings to enforce rights to indemnification, we are not obligated to indemnify any director or officer (or his or her heirs, executors or personal or legal representatives) in connection with a proceeding (or part thereof) initiated by such person unless such proceeding (or part thereof) was authorized or consented to by the Board of Directors. We are also expressly authorized to advance certain expenses (including attorneys’ fees and disbursements and court costs) to our directors and officers and carry directors’ and officers’ insurance We believe that these indemnification provisions and insurance are useful to attract and retain qualified directors and executive officers.
In addition, OMH has entered into separate indemnification agreements with certain of its directors and executive officers, which provide contractual indemnification rights in addition to those provided by its A&R Certificate and A&R Bylaws. The indemnification agreements require OMH, among other things, to indemnify its directors and officers against (i) any and all liabilities, expenses, damages, judgments, fines, penalties, ERISA excise taxes, and amounts paid in settlement of any claim with OMH’s approval and counsel fees and disbursements, (ii) any liability pursuant to a loan guaranty, or otherwise, for any of OMH’s indebtedness, and (iii) any liabilities incurred as a result of acting on OMH’s behalf (as a fiduciary or otherwise) in connection with an employee benefit plan. The indemnification agreements provide for the advancement or payment of all expenses to the indemnitee and for reimbursement to OMH if it is found that such indemnitee is not entitled to such indemnification under applicable law. These provisions and agreements may have the practical effect in some cases of eliminating OMH’s stockholders’ ability to collect monetary damages from OMH’s directors and executive officers.
OMFC
Chapter 37 of the Indiana Business Corporation Law authorizes every Indiana corporation to indemnify its officers and directors under certain circumstances against liability incurred in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal, to which the officers or directors are made a party by reason of their relationship to the corporation. Officers and directors may be indemnified where they have acted in good faith; in the case of official action, the individual reasonably believed that the conduct was in the corporation’s best interests and in all other cases, that the conduct was not against the best interests of the corporation; and in the case of criminal proceedings, the individual either had reasonable cause to believe his or her conduct was lawful or no reasonable cause to believe his or her conduct was unlawful. Chapter 37 also requires every Indiana corporation to indemnify any of its officers or directors (unless limited by such corporation’s articles of incorporation) who were wholly successful, on the merits or otherwise, in the defense of any such proceeding against reasonable expenses incurred by such director or officer in connection with such proceeding. A corporation may also, under certain circumstances, pay for or reimburse the reasonable expenses incurred by an officer or director who is a party to a proceeding in advance of final disposition of the proceeding. Chapter 37 states that the indemnification provided for therein is not exclusive of any other rights to which a person may be entitled under the articles of incorporation, bylaws or resolutions of the board of directors or shareholders.
Sections 8.1 and 8.2 of the Articles of Incorporation of OMFC provides that the company shall indemnify any person who is or was a director, officer or employee of OMFC to the fullest extent permitted by Indiana law for any judgment, settlement, penalty, fine (including an excise tax assessed with respect to an employee benefit plan), or reasonable expenses and shall be entitled to have paid directly by the company the expenses reasonably incurred in defending any such proceeding against such indemnitee. Under Section 8.4 of the Articles of Incorporation of OMFC, no claim for indemnification shall be paid by OMFC unless the company has determined that the indemnitee has acted in good faith and in a manner indemnitee reasonably believed (i) in the case of a director, to be in the best interests of the company, or (ii) in all other cases, to be not opposed to the best interest of the company; and, with respect to any criminal action or proceeding, if such individual (x) had reasonable cause to believe that his or her conduct was lawful, or (y) had no reasonable cause to believe that his or her conduct was unlawful.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

ITEM 16.   EXHIBITS.
The following documents are filed as exhibits to this registration statement, including those exhibits incorporated herein by reference to one of our prior filings under the Securities Act or the Exchange Act:

EXHIBIT NO.	EXHIBIT

1.1*	Form of Underwriting Agreement for common stock, preferred stock, warrants or debt securities.

4.1
Amended and Restated Certificate of Incorporation of OneMain Holdings, Inc. (formerly Springleaf Holdings, Inc.) Incorporated by reference to Exhibit 3.1 to OMH's Current Report on Form 8-K, filed on June 10, 2025.

4.2
Amended and Restated Articles of Incorporation of Springleaf Finance Corporation (formerly American General Finance Corporation). Incorporated by reference to Exhibit 3a. to our Annual Report on Form 10-K for the fiscal year ended December 31, 2010, filed on March 30, 2011.

4.3
Articles of Amendment to Amended and Restated Articles of Incorporation of OneMain Finance Corporation (formerly Springleaf Finance Corporation). Incorporated by reference to Exhibit 3.1 to our Quarterly Report on Form 10-Q for the period ended June 30, 2020, filed on July 30, 2020.

4.4	Amended and Restated Bylaws of OneMain Holdings, Inc. (formerly Springleaf Holdings, Inc.). Incorporated by reference to Exhibit 3.1 to OMH's Current Report on Form 8-K , filed on June 15, 2023.

4.5
Amended and Restated Bylaws of Springleaf Finance Corporation (formerly American General Finance Corporation), as amended to date. Incorporated by reference to Exhibit 3b to our Annual Report on Form 10-K for the fiscal year ended December 31, 2010, filed on March 30, 2011.

4.6
Second Amendment to the Amended and Restated Bylaws of OneMain Finance Corporation (formerly Springleaf Finance Corporation). Incorporated by reference to Exhibit 3.2 to our Quarterly Report on Form 10-Q for the period ended June 30, 2020, filed on July 30, 2020.

4.7
Form of OMH Debt Securities Indenture (including form of OMH Debt Security). Incorporated by reference to Exhibit 4.10 to our Registration Statement on Form S-3 filed on November 6, 2020 (File Nos. 333-249937 and 333-249937-01).

4.8
Indenture, dated as of December 3, 2014, by OneMain Finance Corporation (formerly Springleaf Finance Corporation), OneMain Holdings, Inc. (formerly Springleaf Holdings, Inc.), as Guarantor, and Wilmington Trust, National Association. Incorporated by reference to Exhibit 4.1 to our Current Report on Form 8-K filed on December 3, 2014.

4.9
Eighth Supplemental Indenture, dated May 9, 2019, by and among OneMain Finance Corporation (formerly Springleaf Finance Corporation), OneMain Holdings, Inc., as Guarantor, and Wilmington Trust, National Association as Trustee (including the form of 6.625% Senior Notes due 2028 included therein as Exhibit A). Incorporated by reference to Exhibit 4.2 to our Current Report on Form 8-K on May 9, 2019.

4.10
Ninth Supplemental Indenture, dated November 7, 2019, by and among OneMain Finance Corporation (formerly Springleaf Finance Corporation), OneMain Holdings, Inc., as Guarantor, and Wilmington Trust, National Association as Trustee (including the form of 5.375% Senior Notes due 2029 included therein as Exhibit A). Incorporated by reference to Exhibit 4.2 to our Current Report on Form 8-K on November 7, 2019.

4.11
Eleventh Supplemental Indenture, dated as of December 17, 2020, by and among OneMain Finance Corporation, OneMain Holdings, Inc., as Guarantor, and Wilmington Trust, National Association as Trustee (including the form of 4.00% Senior Notes due 2030 included therein as Exhibit A). Incorporated by reference to Exhibit 4.2 to our Current Report on Form 8-K on December 17, 2020.

4.12
Twelfth Supplemental Indenture, dated as of June 22, 2021, by and among OneMain Finance Corporation , OneMain Holdings, Inc., as Guarantor, and Wilmington Trust, National Association as Trustee (including the form of 3.50% Senior Notes due 2027 included therein as Exhibit A). Incorporated by reference to Exhibit 4.2 to our Current Report on Form 8-K on June 22, 2021.

EXHIBIT NO.	EXHIBIT
4.13
Thirteenth Supplemental Indenture, dated as of August 11, 2021, by and among OneMain Finance Corporation, OneMain Holdings, Inc., as Guarantor, and Wilmington Trust, National Association as Trustee (including the form of 3.875% Senior Notes due 2028 included therein as Exhibit A). Incorporated by reference to Exhibit 4.2 to our Current Report on Form 8-K on August 11, 2021.

4.14
Fourteenth Supplemental Indenture, dated as of June 20, 2023, among OneMain Finance Corporation, OneMain Holdings, Inc., Wilmington Trust, National Association and HSBC Bank USA, National Association. Incorporated by reference to Exhibit 4.1 to our Current Report on Form 8-K filed on June 21, 2023.

4.15
Sixteenth Supplemental Indenture, dated as of December 13, 2023, among OneMain Finance Corporation, OneMain Holdings, Inc. and HSBC Bank USA, National Association, as series trustee (including the form of the 7.875% Senior Notes due 2030 included therein as Exhibit A). Incorporated by reference to Exhibit 4.2 to our Current Report on Form 8-K on December 13, 2023.

4.16
Seventeenth Supplemental Indenture, dated as of May 22, 2024, among OneMain Finance Corporation, OneMain Holdings, Inc. and HSBC Bank USA, National Association, as series trustee (including the form of the 7.500% Senior Notes due 2031 included therein as Exhibit A). Incorporated by reference to Exhibit 4.2 to OMH’s Current Report on Form 8-K filed on May 22, 2024.

4.17
Eighteenth Supplemental Indenture, dated as of August 19, 2024, among OneMain Finance Corporation, OneMain Holdings, Inc. and HSBC Bank USA, National Association, as series trustee (including the form of the 7.125% Senior Notes due 2031 included therein as Exhibit A). Incorporated by reference to Exhibit 4.2 to OMH’s Current Report on Form 8-K filed on August 19, 2024.

4.18
Nineteenth Supplemental Indenture, dated as of November 4, 2024, among OneMain Finance Corporation, OneMain Holdings, Inc. and HSBC Bank USA, National Association, as series trustee (including the form of the 6.625% Senior Notes due 2029 included therein as Exhibit A). Incorporated by reference to Exhibit 4.2 to OMH’s Current Report on Form 8-K filed on November 4. 2024.

4.19
Twentieth Supplemental Indenture, dated as of March 13, 2025, by and among OneMain Finance Corporation, OneMain Holdings, Inc., as Guarantor, and HSBC Bank USA, National Association as series trustee (including form of 6.750% Senior Notes due 2032 included therein as Exhibit A). Incorporated by reference to Exhibit 4.2 to our Current Report on Form 8-K on March 13, 2025.

4.20
Twenty-First Supplemental Indenture, dated as of June 11, 2025, among OneMain Finance Corporation, OneMain Holdings, Inc., as Guarantor, and HSBC Bank USA, National Association as series trustee (including form of 7.125% Senior Notes due 2032 included therein as Exhibit A). Incorporated by reference to Exhibit 4.2 to our Current Report on Form 8-K on June 11, 2025.

4.21
Twenty-Second Supplemental Indenture, dated as of August 12, 2025, by and among OneMain Finance Corporation, OneMain Holdings, Inc., as Guarantor, and Wilmington Trust, National Association as Trustee (including form of 6.125% Senior Notes due 2030 included therein as Exhibit A). Incorporated by reference to Exhibit 4.2 to our Current Report on Form 8-K on August 12, 2025.

4.22
Twenty-Third Supplemental Indenture, dated as of September 17, 2025, by and among OneMain Finance Corporation, OneMain Holdings, Inc., as Guarantor, and Wilmington Trust, National Association as Trustee (including form of 6.500% Senior Notes due 2033 included therein as Exhibit A). Incorporated by reference to Exhibit 4.2 to our Current Report on Form 8-K filed on September 17, 2025.

4.23
Twenty-Fourth Supplemental Indenture dated as of December 18, 2025, by and among OneMain Finance Corporation, OneMain Holdings, Inc., as Guarantor, and Wilmington Trust, National Association as Trustee (including form of 6.750% Senior Notes due 2033 included therein as Exhibit A). Incorporated by reference to Exhibit 4.2 to our Current Report on Form 8-K on December 18, 2025..

4.24
Twenty-Fifth Supplemental Indenture, dated as of August 20, 2026, by and among OneMain Finance Corporation, OneMain Holdings, Inc., as Guarantor, and Wilmington Trust, National Association as Trustee (including form of 7.125% Senior Notes due 2034 included therein as Exhibit A). Incorporated by reference to Exhibit 4.2 to our Current Report on Form 8-K on August 20, 2026.

4.25*	Form of Preferred Stock Certificate.

4.26*	Form of Debt Warrant Agreement.

4.27*	Form of Debt Warrant Certificate.

EXHIBIT NO.	EXHIBIT

4.28*	Form of Stock Warrant Agreement.

4.29*	Form of Stock Warrant Certificate.

4.30*	Form of Deposit Agreement.

4.31*	Form of Depositary Receipt.

4.32*	Form of Purchase Contract Agreement setting forth Stock Purchase Contracts and Stock Purchase Units.

5.1	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP as to legality.

5.2	Opinion of Jeffrey M. Gershon, Esq. as to legality.

23.1	OMH Consent of PricewaterhouseCoopers LLP, independent registered public accountant firm.

23.2	OMFC Consent of PricewaterhouseCoopers LLP, independent registered public accountant firm.

23.3	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 5.1).

23.5	Consent of Jeffrey M. Gershon, Esq. (included in Exhibit 5.2).

24.1	Powers of Attorney (included on the signature pages hereto).

25.1
Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of Wilmington Trust, National Association, as trustee under the Indenture dated as of December 3, 2014, as amended.

107	Filing Fee Table
__________________
*To be filed, if necessary, as an exhibit to a post-effective amendment to this registration statement or as an exhibit to a Current Report on Form 8-K to be filed by the registrant in connection with a specific offering, and incorporated herein by reference.
ITEM 17.   UNDERTAKINGS.
(a)Each of the undersigned registrants hereby undertake:
(1)To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
(ii)To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
(iii)To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
provided, however, that the above paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by such registrant pursuant to Section 13 or Section 15(d) of the Securities

Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
(2)That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
(i)Each prospectus filed by a registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
(ii)Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
(5)Such undersigned registrant hereby undertakes that, for the purpose of determining liability of such registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, such undersigned registrant undertakes that in a primary offering of securities of such undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, such undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)Any preliminary prospectus or prospectus of such undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)Any free writing prospectus relating to the offering prepared by or on behalf of such undersigned registrant or used or referred to by such undersigned registrant;
(iii)The portion of any other free writing prospectus relating to the offering containing material information about such undersigned registrant or its securities provided by or on behalf of such undersigned registrant; and
(iv)Any other communication that is an offer in the offering made by such undersigned registrant to the purchaser.

(b)Each of the undersigned registrants hereby undertake that, for purposes of determining any liability under the Securities Act of 1933, each filing of such registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c)Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of each of the registrants pursuant to the provisions described under Item 15 above, or otherwise, such registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a registrant of expenses incurred or paid by a director, officer or controlling person of a registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, that registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.
(d)Each of the undersigned registrants hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act of 1939 in accordance with the rules and regulations prescribed by the SEC under Section 305(b)(2) of the Trust Indenture Act of 1939.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Evansville, State of Indiana, on September 17, 2026.

ONEMAIN HOLDINGS, INC.

By:	/s/ Jeannette E. Osterhout
Name:	Jeannette E. Osterhout
Title:	Executive Vice President and Chief Financial Officer
POWER OF ATTORNEY
KNOW ALL BY THESE PRESENTS that the individuals whose signatures appear below constitute and appoint each of Douglas H. Shulman, Jeannette E. Osterhout, Lily Fu Claffee, Heather L. Woolen and Jeffrey M. Gershon to be their lawful attorneys-in-fact and agents with full and several powers of substitution, in their names, places and steads and on their behalf, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and to sign any and all additional registration statements relating to this registration statement and filed pursuant to Rule 462 of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing which said attorney-in-fact and agent may deem necessary or advisable to be done or performed in connection with any or all of the above described matters, as fully as each of the undersigned could do if personally present and acting, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

NAME	TITLE	DATE

/s/ Douglas H. Shulman	President, Chief Executive Officer, Chairman of the Board, and Director (Principal Executive Officer)	September 17, 2026
Douglas H. Shulman

/s/ Jeannette E. Osterhout	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	September 17, 2026
Jeannette E. Osterhout

/s/ Michael A. Hedlund	Senior Vice President and Group Controller (Principal Accounting Officer)	September 17, 2026
Michael A. Hedlund

/s/ Philip L. Bronner	Director	September 17, 2026
Philip L. Bronner

/s/ Roy A. Guthrie	Director	September 17, 2026
Roy A. Guthrie

/s/ Toos N. Daruvala	Director	September 17, 2026
Toos N. Daruvala

/s/ Christopher A. Halmy	Director	September 17, 2026
Christopher A. Halmy

/s/ Andrew D. Macdonald	Director	September 17, 2026
Andrew D. Macdonald

/s/ Phyllis R. Caldwell	Director	September 17, 2026
Phyllis R. Caldwell

/s/ Richard A. Smith	Director	September 17, 2026
Richard A. Smith

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for ﬁling on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Evansville, State of Indiana, on September 17, 2026.

ONEMAIN FINANCE CORPORATION

By:	/s/ Matthew Vaughan
Name:	Matthew Vaughan
Title:	Vice President - Senior Managing Director and Chief Financial Officer
POWER OF ATTORNEY
KNOW ALL BY THESE PRESENTS that the individuals whose signatures appear below constitute and appoint each of Micah R. Conrad, Lily Fu Claffee, Heather L. Woolen and Jeffrey M. Gershon to be their lawful attorneys-in-fact and agents with full and several powers of substitution, in their names, places and steads and on their behalf, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and to sign any and all additional registration statements relating to the registration statement and filed pursuant to Rule 462 of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing which said attorney-in-fact and agent may deem necessary or advisable to be done or performed in connection with any or all of the above described matters, as fully as each of the undersigned could do if personally present and acting, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done.
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

NAME	TITLE	DATE

/s/ Jeannette Osterhout	President, Chief Executive Officer and Director (Principal Executive Officer)	September 17, 2026
Jeannette Osterhout

/s/ Matthew Vaughan	Vice President - Senior Managing Director and Chief Financial Officer (Principal Financial Officer) and Director	September 17, 2026
Matthew Vaughan

/s/ Michael A. Hedlund	Senior Vice President and Group Controller (Principal Accounting Officer)	September 17, 2026
Michael A. Hedlund

/s/ Micah R. Conrad	Executive Vice President, Chief Operating Officer, and Director	September 17, 2026
Micah R. Conrad